EXHIBIT (g)

                            AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER (as the same may be amended from time to time, the "Agreement") is made as of May 5, 1999, among SYSCO CORPORATION, a Delaware corporation ("SYSCO"), SYSCO FOOD SERVICES OF EASTERN VIRGINIA, INC. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of SYSCO, and DOUGHTIE'S FOODS, INC., a Virginia corporation ("DFI").

RECITALS

A. The respective Boards of Directors of SYSCO, Merger Sub and DFI have each approved the merger of DFI with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $1.00 per share, of DFI ("DFI Common Stock"), other than any shares owned by SYSCO, will be converted into the right to receive the Merger Consideration (as defined in Section 1.01).

B. The respective Boards of Directors of SYSCO, Merger Sub and DFI have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders.

C. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

D. For financial accounting purposes, it is intended that the Merger will be accounted for under the purchase method of accounting.

E. SYSCO, Merger Sub and DFI desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:



Article I The Merger


         Section 1.01  The Merger.
Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Virginia Stock Corporation Act (the "VSCA"), DFI shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of DFI shall cease and Merger Sub shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of DFI in accordance with the DGCL and VSCA.
                  (i)  Pursuant  to the Merger and the terms of this  Agreement:
(A) all holders of DFI Common Stock, in exchange for the surrender and cancellation of the DFI Common Stock, shall be entitled to receive consideration in the form of shares of SYSCO Common Stock and/or cash as a result of a Cash Election (Section 2.01(f)) and any cash in lieu of fractional shares of SYSCO Common Stock (Section 2.02(e)), and (B) all holders of Options (as hereinafter defined) shall be entitled to receive cash in accordance with Section 2.01(e).
                    (ii) The consideration to be delivered to each holder of DFI Common Stock or Option Shares (as hereinafter defined) pursuant to clause (i) above is referred to hereinafter as the "Merger Consideration." The total consideration payable by SYSCO hereunder to all holders of DFI Common Stock and Option Shares is referred to hereinafter as the "Aggregate Merger
Consideration." The dollar value of the Aggregate Merger Consideration (the "Merger Price") is equal to (A) the number of issued and outstanding shares of DFI Common Stock times the Average SYSCO Price (defined below) times the Exchange Ratio (as defined in Section 2.01(b) plus (B) the Option Share Consideration (as defined in Section 2.01(e)) times the total number of Option Shares. "Average SYSCO Price" means the average of the closing prices of the SYSCO Common Stock as reported on the NYSE Composite Reporting Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) during the ten (10) trading days ending two (2) trading days prior to the Closing Date (but in no event greater than $31 per share of SYSCO Common Stock or less than $21 per share of SYSCO Common Stock).

         Section 1.02  Closing.
The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of McGuire, Woods, Battle & Boothe, LLP, in Norfolk, Virginia, or such other location as may be agreed to by the parties hereto.

         Section 1.03  Effective Time.
Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and the VSCA and shall make all other filings or recordings required under the DGCL and the VSCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware and is declared effective by the Virginia State Corporation Commission, or at such subsequent date or time as SYSCO and DFI shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         Section 1.04  Statutory Effects of the Merger.
The Merger  shall  have the  effects  set forth in  Section  259 of the DGCL and
Section 13.1-721 of the VSCA.

         Section 1.05  Certificate of Incorporation and Bylaws.
                  (i) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, that Article First of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:
         "The name of the Corporation (which is hereinafter referred to as the "Corporation") is Doughtie's SYSCO Food Services, Inc."
                  (ii) At the Effective Time, the bylaws of the Surviving Corporation shall be amended as set forth in Exhibit A and, as so amended, such bylaws shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         Section 1.06  Directors and Officers.
The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation.

         Section 1.07  Reservation of Right to Revise Transaction.
If each of DFI and SYSCO agree, the parties hereto, prior to the receipt of the DFI Stockholder Approval (as defined herein), may change the method of effecting the business combination between SYSCO and DFI, and each party shall cooperate in such efforts, including to provide for a merger of DFI with and into SYSCO with SYSCO being the surviving corporation, provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration,
(ii) adversely affect the tax treatment to SYSCO, DFI or their respective stockholders as a result of receipt of the Merger Consideration, or (iii) materially delay receipt of any approval referred to in Section 6.01(c) or the consummation of the transactions contemplated by this Agreement.

         Section 1.08  Closing Deliveries.

            (a)   DFI Deliveries
At Closing, DFI shall deliver to SYSCO and Merger Sub each of the following, together with any additional items which SYSCO may reasonably request to effect the transactions contemplated herein:
                  (i) a certified copy of the corporate resolutions of the Board of Directors of DFI and of the stockholders of DFI authorizing and approving the Merger and the execution, delivery and performance of this Agreement, together with an incumbency certificate with respect to officers of DFI executing documents or instruments on behalf of DFI;
                  (ii) a certificate of the President of DFI certifying as to the matters set forth in Sections 6.01 and 6.02 hereof and as to the satisfaction of all other conditions set forth in this Agreement;
                  (iii) the Escrow Agreement duly executed by the Stockholder Representative on behalf of the DFI Stockholders, the DFI Optionholders and Escrow Agent;
                  (iv) the  Non-competition  Agreements  referred  to in Section
5.18 hereof duly executed by Steven C. Houfek ("Houfek") and Vernon W. Mules ("Mules");
                  (v) written consents from all persons, entities and regulatory bodies whose consent to the Merger is required;
                  (vi) the corporate minute books, seals and stock transfer books of DFI and each subsidiary certified by the corporate secretary thereof as true, correct and complete;
                  (vii) an opinion of McGuire Woods Battle & Boothe, LLP, counsel to DFI, substantially in the form of Exhibit B attached hereto;
                  (viii)  the Certificate of Merger executed by DFI;
                  (ix) Tax Opinion of McGuire Woods Battle & Boothe, LLP, pursuant to Section 6.01(g); and (x) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the transactions contemplated hereby.

         (b)       SYSCO and Merger Sub Deliveries
At Closing, SYSCO and Merger Sub shall deliver to DFI each of the following, together with any additional items which DFI may reasonably request to effect the transactions contemplated herein:
                  (i) written confirmation from SYSCO's transfer agent that stock certificates evidencing the shares of SYSCO Common Stock to be issued in the Merger (including the Escrow Shares) have been issued;
                  (ii) the Escrow  Agreement  duly  executed by SYSCO and Merger
Sub;
                  (iii) certified copies of the corporate resolutions of the Board of Directors of SYSCO and of the Board of Directors and sole stockholder of Merger Sub authorizing and approving the Merger and the execution, delivery and performance of this Agreement by SYSCO and Merger Sub, together with incumbency certificates with respect to the respective officers of SYSCO and Merger Sub executing documents or instruments on behalf of SYSCO and Merger Sub;
                  (iv) a certificate of an authorized officer of SYSCO and Merger Sub certifying as to the matters set forth in Sections 6.01 and 6.03 hereof and as to the satisfaction of all other conditions set forth herein;
                  (v)          the Certificate of Merger executed by Merger Sub;
                  (vi) Opinion of Arnall Golden & Gregory, LLP, counsel to SYSCO, substantially in the form of Exhibit B-2 attached hereto and the opinion of Clark & Stant, P.C., special counsel to SYSCO, as provided for in the last paragraph of Exhibit B-2; ;
                  (vii) Tax Opinion of Arnall Golden & Gregory, LLP, pursuant to
Section 6.01(g); and (viii) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the transactions contemplated hereby.


Article II
 Effect of the Merger on Capital Stock; Exchange of Certificates and Cash


         Section 2.01  Effect on Capital Stock.
As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, DFI or the holder of any shares of the following securities:

         (a)       Cancellation of Stock Owned by SYSCO.
Each share of DFI Common Stock that is owned by Merger Sub or SYSCO shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. Except for purposes of using the total number of shares of issued and outstanding DFI Common Stock in calculations, the term "DFI Common Stock" in this Agreement shall be deemed to exclude any shares owned by Merger Sub or SYSCO.

         (b)      Conversion of DFI Common Stock.
Subject to Section 2.01(f) and Section 2.02(e), each issued and outstanding share of DFI Common Stock shall be converted into the right to receive that number of validly issued, fully paid and non-assessable shares of common stock, par value $1.00 per share of SYSCO ("SYSCO Common Stock") equal to the Exchange Ratio. "Exchange Ratio" means the quotient resulting from dividing (A) $17.00 less the Net Worth Adjustment by (B) the Average SYSCO Price. As of the
Effective Time, the DFI Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any shares of DFI Common Stock (a "DFI Stockholder") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

         (c)      Conversion of Merger Sub Common Stock.
Each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as a validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

         (d)      SYSCO Common Stock.
At and after the Effective Time, each share of SYSCO Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of SYSCO and shall not be affected by the Merger.

         (e)      DFI Options.
                  (i) In accordance  with action duly taken by the  Compensation
Committee of the board of directors of DFI pursuant to Section 13(b) of the Doughtie's Foods, Inc. 1998 Stock Incentive Plan (the "DFI Option Plan"), all options granted under the DFI Option Plan and any other DFI Employee Stock Options, as defined in Section 3.01(c), outstanding as of the Effective Time (collectively, the "Options") shall, effective upon Closing, become fully vested and exercisable notwithstanding any other provision of the DFI Option Plan or any grant agreement to the contrary and shall be deemed exercised in full. Each share deemed to be issued pursuant to such exercise is referred to herein as an "Option Share" and is not included for any purposes of this Agreement in calculating the number of issued and outstanding shares of DFI Common Stock.
                  (ii) Each Option Share shall,  as of the  Effective  Time,  be converted into the right to receive cash equal to $17.00 less (A) the Net Worth Adjustment, less (B) the per share exercise price of the underlying Option, less
(C) any amounts required for Tax withholding (the "Option Share Consideration"). Each holder of an Option Share is referred to hereinafter as a "DFI Optionholder").

         (f)      Cash Election.
                  (i) Each DFI Stockholder shall have the right to elect to receive, in cash, $17.00 less the Net Worth Adjustment per share of DFI Common Stock designated by such holder to be converted/ to cash (the "Cash Election"), provided, however, that if DFI Stockholders elect in the aggregate to receive more than 49% of the Merger Price in cash (counting the aggregate amount of the Option Share Consideration and cash paid in lieu of fractional shares as equivalent to Cash Elections for purposes of this calculation), then each DFI Stockholder shall be deemed to have made a Cash Election for that number of shares of DFI Common Stock equal to the product of (A) the number of shares of DFI Common Stock actually designated for the Cash Election by such DFI Stockholder times (B) a fraction, the numerator of which is 49% of the Merger Price divided by $17 (less the Net Worth Adjustment) and the denominator of which is the total number of shares of DFI Common Stock designated for Cash Election by all of the DFI Stockholders. The percentage of the Merger Price elected in the aggregate to be received by the DFI Stockholders in cash including Option Share Consideration and fractional share payments (after adjustment, if any, as provided herein) shall be referred to hereinafter as the "Cash Election Percentage."
                  (ii) DFI Stockholders shall effect their respective Cash Elections through an election mechanism to be provided in connection with the solicitation of proxies in respect of the DFI Stockholders Meeting.

         (g)      Closing Balance Sheet; Net Worth Adjustment.
              (i) As of a date not more than 15 days prior to the Closing Date(the "Pre-Closing Balance Sheet Date"), DFI, in consultation with SYSCO, shall prepare an unaudited consolidated balance sheet of DFI (the "Pre-Closing Balance Sheet") prepared from the books and records of DFI in accordance with GAAP (as defined in Section 3.01(j)) applied on a basis consistent with the balance sheet for the fiscal year ended December 26, 1998 included in the Financial Statements (as defined in Section 3.01(j)). The Pre-Closing Balance Sheet shall be reviewed by PricewaterhouseCoopers in accordance with Statements on Standards for Accounting and Review Services issued by the AICPA Accounting and Review Services Committee and, after any necessary adjustments, shall be delivered to SYSCO. In addition, DFI shall prepare a calculation of Pre-Closing Adjusted Net Worth. "Pre-Closing Adjusted Net Worth" means Net Worth as of the Pre-Closing Balance Sheet Date calculated exclusive of (A) the proceeds of any sale by DFI of the Facility (as defined in Section 5.19), the Annex Property (as defined in Section 5.21) or the Maryland Property (as defined in Section 6.02(f) prior to Closing (in each case in excess of the book values thereof) and any other non-recurring event (in connection with this Agreement or otherwise), (B) the tax benefit of any deduction in respect of payments to holders of Options pursuant hereto and (C) a reserve which includes a reasonable estimate of DFI's maximum transaction costs relating to the Merger not to exceed $750,000.
              (ii) During the period between the date when the Pre-Closing Balance Sheet is delivered to SYSCO and the Closing Date, SYSCO and DFI shall jointly monitor the business and financial performance of DFI and agree upon such adjustments to the Pre-Closing Adjusted Net Worth as are appropriate to determine the projected adjusted Net Worth of DFI as of the Closing Date (the "Closing Adjusted Net Worth") in accordance with the accounting principles used to prepare the Pre-Closing Balance Sheet and to calculate the Pre-Closing Adjusted Net Worth.
              (iii) At all times during the period from the preparation of the Pre-Closing Balance Sheet to the determination of the Closing Adjusted Net Worth, SYSCO's designated financial officers and representatives shall have the opportunity to be physically present at DFI's Facility and to review all of DFI's financial books and records as appropriate for SYSCO's monitoring and participation in the determination of the Closing Adjusted Net Worth as set forth herein.
              (iv) If the Closing Adjusted Net Worth is equal to or greater than the Net Worth reflected on the December 26, 1998 balance sheet included in the Financial Statements (the "1998 Net Worth"), then the Net Worth Adjustment for all purposes under this Agreement shall be zero.
              (v) If the Closing Adjusted Net Worth is less than the 1998 Net Worth in violation of the representation and warranty in Section 3.01(gg), then SYSCO shall have, as its sole remedy in connection with such breach, the option to either (A) terminate this Agreement or (B) proceed to closing of the transaction with the Merger Price adjusted by the Net Worth Adjustment. "Net Worth Adjustment" shall mean the amount (rounded to the nearest cent) equal to
(x) the 1998 Net Worth minus the Closing Adjusted Net Worth divided by (y) 1,520,927 (i.e. 1,495,023 (the number of issued and outstanding shares of DFI Common Stock) plus 25,904 (the total number of Options (42,100) times the quotient of 17.00 less 6.54 (the weighted average exercise price of the Options) divided by 17.00)).
                  For purposes hereof, "Net Worth" shall mean total consolidated assets of DFI less total consolidated liabilities of DFI determined in accordance with GAAP, applied as expressly provided for herein.

         Section 2.02  Exchange of Certificates.

         (a)      Exchange Agent.
As of the Effective Time, SYSCO shall enter into an agreement with SYSCO's transfer agent or such other bank or trust company as may be designated by SYSCO and reasonably satisfactory to DFI (the "Exchange Agent") which shall provide that SYSCO shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the DFI Stockholders, for exchange in accordance with this
Article II through the Exchange Agent, certificates representing the shares of SYSCO Common Stock to be issued in the Merger, equal to the number of shares of DFI Common Stock times the Exchange Ratio (such shares of SYSCO Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time as well as cash payable in lieu of any fractional shares of SYSCO Common Stock or payable as a result of any Cash Election, (collectively, the "Exchange Fund"), less the Escrow Cash and the Escrow Shares constituting the Escrow Fund (as defined in Section 2.04) which shall be delivered to the Escrow Agent.

         (b)      Exchange Procedures.
                  (i) As soon as  reasonably  practicable  after  the  Effective
Time, the Exchange Agent shall mail to each DFI Stockholder (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the DFI Common Stock shall pass, only upon delivery of the Certificates representing the shares of DFI Common Stock (the "Certificates") to the Exchange Agent, and shall be in such form and have such other provisions as SYSCO and DFI may reasonably specify) and (B) instructions for use in surrendering the Certificates in exchange for the Merger Consideration.
                  (ii) Upon surrender of a Certificate  for  cancellation to the
Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of SYSCO Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c), cash payable as a result of any Cash Election and cash in lieu of any fractional share of SYSCO Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be cancelled.
                  (iii) If a surrendered  Certificate  is not  registered in the transfer records of DFI under the name of the person surrendering such Certificate, Merger Consideration may be delivered to the surrendering person only if such Certificate has been properly endorsed for transfer and the surrendering person pays any applicable transfer or other taxes.
                  (iv) Until  surrendered as  contemplated by this Section 2.02, each  Certificate  shall be  deemed  at any time  after  the  Effective  Time to
represent   only  the  right  to  receive   upon  such   surrender   the  Merger
Consideration. No interest, dividends or distributions shall be paid or will accrue on any Merger Consideration payable to holders of unsurrendered Certificates pursuant to the provisions of this Article II.

          (c)     Distributions with Respect to Unexchanged Shares.
With respect to any unsurrendered Certificate, any interest, dividends or other distributions otherwise payable to the holder therefor shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the Certificate: (i) a certificate representing whole shares of SYSCO Common Stock issued in exchange therefor, (ii) at the time of such surrender, the amount of dividends or other distributions without interest, with a record date after the Effective Time theretofore paid with respect to such whole shares of SYSCO Common Stock, and (iii) the amount of any cash payable as a result of any Cash Election and cash payable in lieu of a fractional share of SYSCO Common Stock to which such holder is entitled pursuant to Section 2.02(e).

          (d)     Further Ownership Rights in DFI Common Stock.
All shares of SYSCO Common Stock issued and cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed in full satisfaction of all rights pertaining to the shares of DFI Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of DFI Common Stock. If, after the Effective Time, Certificates are presented to SYSCO, the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this
Article II, except as otherwise provided by law.

          (e)     No Fractional Shares.
No certificates or scrip representing fractional shares of SYSCO Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of SYSCO shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of SYSCO. In lieu of the issuance of such fractional shares, SYSCO shall deliver to the Exchange Agent, and the Exchange Agent shall distribute to each former DFI Stockholder, an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder would otherwise be entitled times (B) the Average SYSCO Price.

          (f)     Termination of Exchange Fund.
Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to SYSCO, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to SYSCO for payment of their claim for Merger Consideration.

          (g)     No Liability; Escheat.
None of SYSCO, DFI, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of SYSCO Common Stock, any dividends or distributions with respect thereto, any cash payable as a result of any Cash Election, any cash in lieu of fractional shares of SYSCO Common Stock or any other cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h)       Investment of Exchange Fund.
The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by SYSCO, on a daily basis. Any interest and other income resulting from such investments shall be paid to SYSCO.

         (i)      Lost Certificates.
If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue and pay to such person in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration.

         Section 2.03 Certain Adjustments.

          (a)     Pre-Closing Adjustments.
If between the date hereof and the Effective Time, the outstanding shares of DFI Common Stock or of SYSCO Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of DFI Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

          (b)      Post-Closing Adjustments.
Following Closing, to the extent provided in Section 2.04, there shall be a reduction (collectively, the "Post-Closing Adjustments") of the Merger Price in the amount of:
                  (i) all claims, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in litigation or otherwise, but net of any identifiable tax savings) arising out of and sustained by SYSCO or the Surviving Corporation due to or relating to any misrepresentation or breach of any representation, warranty, covenant or agreement of DFI contained in this Agreement (including without limitation Section 4.01(a) hereof) or in any document or instrument delivered pursuant hereto; and
                  (ii) any adjustment effected pursuant to Sections 5.19 or 5.21.

         Section 2.04  Escrow at Closing

          (a)     Escrow Fund
At Closing, in order to give effect to the Post-Closing Adjustments in Section 2.03(b)(i) in the manner described herein and in the escrow agreement in the form of Exhibit C attached hereto (the "Escrow Agreement"), a portion of the Aggregate Merger Consideration consisting of shares of SYSCO Common Stock (the "Escrow Shares") and cash equal to a value of $3 million ( the "Escrow Fund") shall be delivered to Crestar Bank (the "Escrow Agent"). The portion of the Escrow Fund to be in cash (the "Escrow Cash") shall be equal to the product of $3 million times the Cash Election Percentage. The number of Escrow Shares constituting the balance of the Escrow Fund shall be equal to the quotient of
(A) $3 million less the Escrow Cash divided by (B) the Average SYSCO Price. Escrow Shares and the Escrow Cash deposited in the Escrow Fund equal to (i) ten percent (10%) of the Escrow Shares and Escrow Cash plus (ii) Escrow Shares and Escrow Cash equal to 110% of the aggregate amount of the outstanding balance of all of the Closing Accounts Receivable (as hereinafter defined) at the second anniversary of the Closing Date shall be referred to hereinafter as the "Tax and Receivables Escrow Fund."

          (b)     Facility Escrow Fund and Annex Escrow Fund
To the extent, if any, that additional shares of SYSCO Common Stock and cash are deposited in the Escrow Fund pursuant to the provisions of Section 5.19 and/or
Section 5.21, such shares and cash shall be referred to hereinafter as the "Facility Escrow Fund" and the "Annex Escrow Fund," respectively. Claims on the Facility Escrow Fund and the Annex Escrow Fund shall be made only pursuant to Sections 5.19 and 5.21 of this Agreement, respectively; the Facility Escrow Fund and the Annex Escrow Fund shall not be subject to claims in connection with Post-Closing Adjustments under Section 2.03(b)(i).

          (c)     Interest and Dividends
The Escrow Cash and cash dividends, if any, on the Escrow Shares, shall be deposited in a federally insured interest-bearing account selected by the Escrow Agent and approved by the Stockholder Representative and SYSCO. Earnings on the Escrow Cash and interest accrued thereon is referred to hereinafter as the "Escrow Cash Interest." The cash dividends on the Escrow Shares and any earnings thereon are referred to hereinafter as collectively, the "Escrow Shares Dividends." Any stock dividends or other non-cash earnings or distributions attributable to the Escrow Shares shall be added to and become part of the Escrow Shares.

          (d) Voting and Other Rights of Beneficial Owners of Escrow Shares All voting and other rights of the beneficial owners of the Escrow Shares shall be determined in accordance with the provisions of the Escrow Agreement.

          (e)     Notice of Claims
If SYSCO or the Surviving Corporation (an "Indemnified Party") believes that it has suffered or incurred any liabilities under Section 2.03(b)(i) for which it is entitled to claim against the Escrow Fund, such Indemnified Party shall so notify the Stockholder Representative with reasonable promptness and reasonable particularity in light of the circumstances then existing, and with a statement in reasonable detail of the factual basis of such claim. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Post-Closing Adjustments, such Indemnified Party shall promptly notify the Stockholder Representative of such action or suit.

          (f)     Defense of Third Party Claims
                   (i) With respect to a particular third party claim, including Tax claims, action or suit, and without limiting any adjustment to the Merger Consideration pursuant to Section 2.03(b), the Stockholder Representative shall have the right to defend the Indemnified Party against the third party claim with counsel of the Stockholder Representative's choice reasonably satisfactory to the Indemnified Party so long as (A) the Stockholder Representative notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the third party claim that the Stockholder Representative will indemnify the Indemnified Party from and against any Post-Closing Adjustments the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the third party claim, (B) the Escrow Fund is sufficient to defend against the third party claim and pay any Post-Closing Adjustments hereunder,
(C) the third party claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the third party claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedent, custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Stockholder Representative conducts the defense of the third party claim actively and diligently.
                   (ii) So long as the Stockholder Representative is conducting the defense of the third party claim in accordance with Section 2.04(f)(i), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the third party claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Stockholder Representative (not to be withheld unreasonably), and
(C) the Stockholder Representative will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).
                  (iii) In the event and during such period that the Stockholder
Representative is defending the Indemnified Party against any third party claim, SYSCO shall retransfer to the Stockholder Representative all defenses, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment to the extent necessary solely for the purpose of such defense (and subject to retransfer to SYSCO in the event the Stockholder Representative does not defend) and all original books, records and documents relating to such third party claim to the extent required for evidentiary purposes.
                  (iv) If any of the conditions in Section  2.04(f)(i)  above is or becomes unsatisfied, or if the Stockholder Representative does not elect to defend, then the Indemnified Party shall use its reasonable good faith efforts to minimize any claim against the Escrow Fund, but subject to such duty may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the third party claim in any manner it reasonably may deem appropriate and the Stockholder Representative shall provide reasonable cooperation in facilitating the transition of such defense to the Indemnified Party.

          (g)     Release From Escrow
Except as provided in Section 5.19 with respect to the Facility  Escrow Fund and
Section 5.21 with respect to the Annex Escrow Fund, claims timely made by the Indemnified Party against the Escrow Fund with reasonable particularity and with statements in reasonable detail of the factual basis therefor, and which are undisputed by the Stockholder Representative or resolved as provided in the Escrow Agreement, shall be paid to the Indemnified Party (and release of funds to the Stockholder Representative shall be made) in accordance with the principles and procedures set forth in Section 2.04(h) and as follows:
                   (i)  Prior to the  second  anniversary  of the  Closing,  the
Indemnified party may make claims for Post-Closing Adjustment pursuant to Sections 2.03(b)(i) and 2.04(e) (except for claims related to breaches of Sections 3.01(l) (Taxes) and 3.01(aa) (Accounts Receivable)) from time to time and may receive a return of Merger Consideration in respect thereof as and to the extent provided in the Escrow Agreement. Promptly after the second anniversary of Closing, the Indemnified Party shall be entitled to receive from the Escrow Fund a return of Merger Consideration equal in value to the sum of
(A) all valid claims for Post-Closing Adjustments pursuant to Section 2.03(b)(i) to which the Indemnified Party has not previously received a return of Merger Consideration, (except for claims related to breaches of Sections 3.01(l) (Taxes) and 3.01(aa) (Accounts Receivable)), less (B) the amount of the General Basket (hereinafter defined), less (C) the amount of any claims in dispute at the second anniversary of Closing (to be disbursed upon and in accordance with the resolution of such disputed claims).
                   (ii) From and after the  second  anniversary  of the  Closing until the third anniversary of the Closing, the Indemnified Party may make claims for Post-Closing Adjustment pursuant to Sections 2.03(b)(i) and 2.04(e) with respect to breaches of Section 3.01(l) from time to time and may receive a return of Merger Consideration in respect thereof as and to the extent provided in the Escrow Agreement. Promptly after the third anniversary of Closing, the Indemnified Party shall be entitled to receive from the Escrow Fund a return of Merger Consideration equal in value to the sum of (A) all valid claims for Post-Closing Adjustments pursuant to Section 2.03(b)(i) with respect to breaches of Sections 3.01(l) as to which the Indemnified Party has not previously received a return of Merger Consideration and breaches of Section 3.01(aa), less
(B) the excess of the Tax and Receivables Basket over the amount of any DFI Tax liabilities paid by the Surviving Corporation from Closing through the third anniversary thereof, less (C) any amount remaining in the General Basket after performance of the calculation set forth in Section 2.04(g)(i), less (D) the amount of any claims in dispute at the third anniversary of Closing, with the remainder of the Escrow Fund to be disbursed following the resolution of such dispute as provided in the Escrow Agreement. The "Tax and Receivables Basket" (as defined below) means the sum of the reserves for Taxes and for bad debts shown on the balance sheet prepared pursuant to Section 2.01(g)(ii) less $100,000 (which the parties acknowledge equaled $780,000 as of February 22,
1999).
                   (iii) With respect to any amounts  payable to the Indemnified
Party for claims under Section 2.03(b)(i), the Indemnified Party shall also be entitled to a "Claims Fee" in an amount equal to the sum of (A) the Claims Percentage times the total funds constituting the Escrow Cash Interest at the time of payment plus (B) the Claims Percentage times the total funds constituting the Escrow Shares Dividends. "Claims Percentage" means the percentage resulting from dividing the total amount of claims payable to the Indemnified Party under clause (i) or (ii) above, as applicable, by the combined dollar value of the Escrow Shares and the Escrow Cash in the Escrow Fund at the time of payment.
                   (iv) Immediately after the second anniversary  payment to the
Indemnified Party as provided in the preceding clauses (i) and (iii), the Escrow Agent shall release to the Stockholder Representative the balance of the Escrow Fund except for the Facility Escrow Fund, if any, the Annex Escrow Fund, if any, the Tax and Receivables Escrow Fund, and Escrow Cash Interest and Escrow Cash Dividends attributable to the Facility Escrow Fund, the Annex Escrow Fund and the Tax and Receivables Escrow Fund.
                  (v) Upon the completion of the third anniversary payment, if any, from the Escrow Fund to the Indemnified Party pursuant to the preceding clauses (ii) and (iii), the balance of the Escrow Fund shall be released by the Escrow Agent to the Stockholder Representative, subject to the provisions of
Section 5.19.

          (h)     Distribution Principles and Procedures.
Payments and releases from the Escrow Fund shall be made in accordance with the following principles and procedures:
                  (i) The amount of the claims payable to the Indemnified Party from Escrow Cash shall be equal to the product of the claims amount and the Cash Election Percentage. The balance of the claims amount shall be paid by delivery to the Indemnified Party of the number of Escrow Shares equal to the amount of the balance of the claims amount divided by the average of the closing prices of the SYSCO Common Stock as reported on the NYSE Composite Recording Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) during the ten (10) trading days ending two (2) trading days prior to the applicable payment date.
                  (ii) Escrow Cash (plus Escrow Cash Interest) and Escrow Shares (plus Escrow Shares Dividends) shall be distributed by the Stockholder Representative to each former DFI Stockholder in accordance with any Cash Election made by each such former DFI Stockholder.

          (i)     Basket.
Notwithstanding any other provision of this Agreement, the Indemnified Party shall have no right to receive proceeds from the Escrow Fund for Post-Closing Adjustments under Section 2.03(b)(i) unless the aggregate amount of valid claims for such Post-Closing Adjustments exceeds $100,000 (the "General Basket"), and then only to the extent that the aggregate amount of such Post-Closing Adjustments exceeds $100,000.

         Section 2.05  Exclusive Remedy
Except as provided in Section 7.05 for termination expenses, SYSCO's and the Surviving Corporation's sole and exclusive right to monetary damages with respect to breaches of this Agreement shall be claims against the Escrow Fund as set out in this Section 2.04.


Article III
 Representations and Warranties


         Section 3.01 Representations and Warranties of DFI.
Except as disclosed in the Disclosure Schedule delivered by DFI to SYSCO and attached hereto prior to the execution of this Agreement as supplemented and amended (the "DFI Disclosure Schedule"), DFI represents and warrants to SYSCO as follows:

         (a)        Organization, Standing and Corporate Power.
                  (i) Each of DFI and its subsidiaries (as defined in Section 8.03) is a corporation or other legal entity duly organized, validly existing and (with respect to jurisdictions which recognize such concept) in good standing under the laws of the jurisdiction in which it is organized, has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation or other legal entity in each jurisdiction in which the character of its activities or ownership of its assets requires such qualification, except for those jurisdictions where the failure to be so organized, existing, in good standing or qualified individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on DFI.
                  (ii) DFI has delivered to SYSCO prior to the execution of this Agreement complete and correct copies of any amendments to its articles of incorporation (the "DFI Certificate") and bylaws not filed as of the date hereof with the DFI Filed SEC Documents (as defined in Section 3.01(g)(v)) below.

         (b)      Subsidiaries.
Exhibit 21 to DFI's Annual Report on Form 10-K for the fiscal year ended December 26, 1998 includes all the subsidiaries of DFI which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). Section 3.01(b) of the DFI Disclosure Schedule lists all subsidiaries of DFI not listed on said Exhibit 21. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by DFI, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than Liens and restrictions imposed by DFI's debt agreements included as exhibits to the DFI Filed SEC Documents.

         (c)      Capital Structure.
                  (i) The authorized capital stock of DFI consists of 4,000,000 shares of DFI Common Stock, (A) 1,495,023 shares of which are issued and outstanding; and (B) 112,500 shares of which are reserved for issuance pursuant to all stock option, restricted stock or other stock-based compensation, benefits or savings plans, agreements or arrangements in which current or former employees or directors of DFI or its subsidiaries participate as of the date hereof (including, without limitation, the DFI Option Plan) (collectively, the "DFI Stock Plans"). Section 3.01(c) of the DFI Disclosure Schedule lists all DFI Stock Plans, if any, other than the DFI Option Plan. Section 3.01(c) of the DFI Disclosure Schedule sets forth a complete and correct list of the number of shares of DFI Common Stock subject to employee stock options or other rights to purchase or receive DFI Common Stock granted under the DFI Stock Plans (collectively, "DFI Employee Stock Options"), the dates of grant and exercise prices thereof.
                  (ii) All outstanding shares of capital stock of DFI are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. Except as set forth in this Section 3.01(c), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of DFI, (B) any securities of DFI or any DFI subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of DFI, (C) any warrants, calls, options or other rights to acquire from DFI or any DFI subsidiary, and any obligation of DFI or any DFI subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of DFI, and
(y) there are no outstanding obligations of DFI or any DFI subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of DFI or any DFI subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any DFI subsidiary, (B) warrants, calls, options or other rights to acquire from DFI or any DFI subsidiary, and any obligation of DFI or any DFI subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any DFI subsidiary or (C) obligations of DFI or any DFI subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of DFI subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.
                  (iii) Except as described in Section 3.01(b) of the DFI Disclosure Schedule, neither DFI nor any DFI subsidiary is a party to any agreement restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the DFI Employee Stock Options, anti-dilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than the DFI subsidiaries, DFI does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity.

         (d)      Authority; Non-contravention.
                  (i) DFI has all  requisite  corporate  power and  authority to enter into this Agreement and, subject to the DFI Stockholder Approval (as defined in Section 3.01(m)), to consummate the transactions contemplated hereby.
                  (ii) The  execution  and  delivery of this  Agreement  and the consummation by DFI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of DFI, subject to the DFI Stockholder Approval. This Agreement has been duly executed and delivered by DFI and, assuming the due authorization, execution and delivery thereof by SYSCO, constitutes (or will constitute, as the case may be) the legal, valid and binding obligation of DFI, enforceable against DFI in accordance with its terms.
                  (iii) The execution and delivery of this  Agreement  does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, give rise to any termination or other right under, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, (A) the DFI Certificate or the bylaws of DFI or the comparable organizational documents of any of its subsidiaries,(B) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other contract, agreement, instrument, permit, concession, franchise, license or similar authorization applicable to DFI or any of its subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DFI or any of its subsidiaries or their respective properties or assets.
                  (iv) No consent,  approval,  order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to DFI or any of its subsidiaries in connection with the execution and delivery of this Agreement by DFI or the consummation by DFI of the transactions contemplated hereby, except for:
                       1) the filing of a pre-merger notification and report form by DFI under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");
                       2) the filing with the SEC of (A) a proxy statement relating to the DFI Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or16(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby;
                       3) the filing of the Certificate of Merger with the Secretary of State of Delaware and the Virginia State Corporation Commission, and appropriate documents with the relevant authorities of other states in which DFI is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and
                       4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on DFI or (y) reasonably be expected to impair the ability of DFI to perform its obligations under this Agreement.

         (e)       SEC Documents; Undisclosed Liabilities.
DFI has filed all DFI SEC Documents (as defined in Section 8.03) with the SEC since December 31, 1996. As of their respective dates, the DFI SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such DFI SEC Documents, and none of the DFI SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of DFI included in the DFI SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of DFI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). DFI has not treated as restructuring charges any significant expenses that DFI would otherwise have expensed against operating income in the ordinary course of business. Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions expressly contemplated hereby, neither DFI nor any of its subsidiaries has any liabilities or obligations which, individually or in the aggregate, would have a material adverse effect on DFI.

         (f)      Information Supplied.
None of the information supplied or to be supplied by DFI specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 (as defined in Section 8.03) will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to DFI's stockholders or at the time of the DFI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by DFI with respect to statements made or incorporated by reference therein based on information supplied by SYSCO, if any, specifically for inclusion or incorporation by reference in the Proxy Statement.

         (g)      Absence of Certain Changes or Events.
Except for liabilities incurred in connection with this Agreement or the transactions expressly contemplated hereby, and except as permitted by Section 4.01(a), since December 26, 1998, DFI and its subsidiaries have conducted their business only in the ordinary course consistent with past practice or as disclosed in any DFI SEC Document filed since such date and prior to the date hereof, and there has not been
                  (i) any material adverse change (as defined in Section 8.03) in DFI,
                   (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of DFI's capital stock,
                   (iii) any split, combination or reclassification of any of DFI's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of DFI's capital stock, except for issuances of DFI Common Stock upon exercise or conversion of DFI Employee Stock Options, in each case awarded prior to the date hereof in accordance with their present terms,
                  (iv) (A) any granting by DFI or any of its subsidiaries to any current or former director, executive officer or other key employee of DFI or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay in the ordinary course of business or as was required under any employment agreements in effect as of December 26, 1998 or disclosed in Section 3.01(i) of the DFI Disclosure Schedule, (B) any granting by DFI or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by DFI or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee,
                   (v) any change in accounting methods, principles or practices by DFI materially affecting its assets, liabilities or business except insofar as may have been disclosed in DFI SEC Documents filed and publicly available prior to the date of this Agreement or required by a change in GAAP,
                   (vi) any tax election that individually or in the aggregate would have a material adverse effect on DFI or any of its tax attributes or any settlement or compromise of any material income tax liability except insofar as may have been disclosed in the DFI SEC Documents, or
                   (vii) any action taken by DFI or any of the DFI subsidiaries during the period from December 26, 1998 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.01(a).

         (h)      Compliance with Applicable Laws; Litigation.
                    (i) DFI, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of DFI and its subsidiaries (the "DFI Permits"), except where the failure to have any such DFI Permits individually or in the aggregate would not have a material adverse effect on DFI. Section 3.01(h) of the DFI Disclosure Schedule lists all of the Permits. DFI and its subsidiaries are in compliance with the terms of the DFI Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on DFI. As of the date of this Agreement, except as disclosed in the DFI SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to DFI or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge (as defined in Section 8.03) of DFI, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on DFI or (B) reasonably be expected to impair the ability of DFI to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.
                  (ii) Neither DFI nor any DFI subsidiary is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have, a material adverse effect on DFI.

         (i)      Absence of Changes in Benefit Plans.
                  (i) DFI has delivered to SYSCO true and complete copies of (A) all severance and employment agreements of DFI with directors, executive officers or key employees, (B) all severance programs and policies of each of DFI and each DFI subsidiary, and (C) all plans or arrangements of DFI and each DFI subsidiary relating to its employees which contain change in control provisions, in each case which has not been filed as an exhibit to a DFI SEC Document. DFI has also delivered (in each case which has not been filed as an exhibit to DFI SEC Document) to SYSCO true and complete copies of (x) any "employee benefit plan (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (y) any other material bonus, pension, profit sharing, deferred compensation, commission, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, retention, vacation, fringe benefit, severance, disability, death benefit, hospitalization, sick leave, medical or other plan, trust fund, arrangement or understanding providing benefits to any current or former employee, officer or director of DFI or any of its wholly owned subsidiaries or any beneficiary thereof (each such plan, agreement, policy, trust fund or arrangement, together with the agreements and policies described in clauses (A),
(B) and (C) of the preceding sentence, are referred to herein as a "DFI Benefit Plan", and collectively, the "DFI Benefit Plans").
                  (ii) Since December 26, 1998, there has not been any adoption or amendment in any material respect by DFI or any of its subsidiaries of any collective bargaining agreement, employment agreement, consulting agreement, severance agreement, or DFI Benefit Plan, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any DFI Benefit Plan which is an `employee pension benefit plan' (as defined by Section 3(2) of ERISA) (a "DFI Pension Plan"), or any material change in the manner in which contributions to any DFI Pension Plans are made or the basis on which such contributions are determined. Since December 26, 1998, neither DFI nor any DFI subsidiary has amended any DFI Employee Stock Options or any DFI Stock Plans to accelerate the vesting of, or release restrictions on, awards thereunder, or to provide for such acceleration in the event of a change in control.

         (j)      Financial Statements.
The financial statements included in DFI's Annual Report on Form 10-K for the fiscal year ended December 26, 1998 and such other periodic reports filed with the SEC under the Exchange Act since such date (collectively, together with DFI's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and except as may be indicated in the notes thereto) and fairly present the consolidated financial position of DFI and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to year-end audit adjustments).

         (k)      ERISA Compliance.
                  (i) DFI has delivered to SYSCO, with respect to each DFI Benefit Plan, true and complete copies of (A) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (B) annual reports including but not limited to Forms 5500, 990 and 1041 for the last three (3) years for the plan and any related trust, (C) actuarial valuation reports and financial statements for the last three (3) years, and (D) each communication involving the plan or any related trust received since December 31, 1995 to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any DFI Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.
                  (ii) DFI has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to,
(A) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (B) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).
                  (iii) Each DFI Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any DFI Benefit Plan that individually or in the aggregate would not have a material adverse effect on DFI. DFI, its subsidiaries, any ERISA Affiliate (hereby defined to include any trade or business, whether or not incorporated, other than DFI, which has employees who are or have been at any date of determination occurring within the preceding six (6) years, treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes DFI) and all the DFI Benefit Plans have been operated, and are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on DFI. No fact or event has occurred since the date of any determination letter from the IRS that is reasonably likely to affect adversely the qualified status of any such DFI Benefit Plan or the exempt status of any such trust, except for the enactment of legislation that requires changes in any DFI Benefit Plan the date for adoption of which has not yet passed.
                  (iv) No DFI Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the
Code) whether or not waived. There are not any facts or circumstances that would materially adversely change the funded status of any DFI Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan.
                  (v) With respect to any DFI Benefit Plan that is a "multiemployer plan" (as defined in Section 3(37) of ERISA), (A) neither DFI nor any of its subsidiaries has any contingent liability under Section 4204 of ERISA, and no circumstances exist that present a material risk that any such plan will go into reorganization, and (B) the aggregate withdrawal liability of DFI and its subsidiaries, computed as if a complete withdrawal by DFI and any of its subsidiaries had occurred under each such DFI Benefit Plan on the date hereof, would not be material.
                  (vi) No employee of DFI will be entitled to any material payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any DFI Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment), except that substantially all DFI Employee Stock Options will vest as of the date on which DFI Stockholder Approval is obtained.
                  (vii) All  payments  required  by any DFI  Benefit  Plan,  any collective bargaining agreement or by law (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof have been made.
                  (viii) Other than ordinary claims for benefits, no claim, lawsuit, arbitration or other action has been asserted or instituted or threatened in writing against any DFI Benefit Plan, any trustee or fiduciaries thereof, DFI or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of a DFI Benefit Plan or any related trust.
                  (ix) No DFI Benefit Plan is under audit or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty.
                  (x) If a DFI Benefit Plan purports to be a voluntary employees beneficiary association ("VEBA"), a request for a determination letter for the VEBA has been submitted to and approved by the IRS that the VEBA is exempt from federal income tax under Section 501(c)(9) of the Code, and nothing has occurred or is expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any tax, interest or penalty with respect thereto.
                  (xi) No DFI Benefit Plan has been terminated under circumstances which would result in liability to the PBGC.
                  (xii) In the case of a DFI Benefit Plan that is subject to Title IV of ERISA, no proceeding has been or is expected to be initiated to terminate the plan.
                  (xiii) DFI is not subject to any liens, and excise or other taxes under ERISA, the Code or other applicable law relating to any DFI Benefit Plan; has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; has not withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; and has not ceased making contributions to any DFI Benefit Plan subject to 4064(a) of ERISA to which DFI or any ERISA Affiliate made contributions at any time during the six (6) years prior to the date hereof.
                  (xiv) No amounts payable under any DFI Benefit Plan or any agreements with DFI employees will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code;
                  (xv) No DFI Benefit Plan in any way provides for any benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act or any DFI Benefit Plan qualified under Section 401(a) of the Code) to any DFI Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, DFI or an ERISA Affiliate (or a beneficiary of any such person), nor have any representations, agreements, covenants or commitments been made to provide such benefits. Neither SYSCO nor the Surviving Corporation will have any liability with respect to such benefits or as a result of any representations, agreements, covenants or commitments to provide such benefits offered or made by or on behalf of DFI.
                  (xvi) Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any DFI Benefit Plan which is attributable to any period or any portion of any period prior to the Closing shall be reflected as a liability on the Closing Balance Sheet, including, without limitation (A) any portion of the matching contribution required with respect to the Doughtie's Foods, Inc. Retirement Savings and 401(k) Plan for the plan year ending after the Closing which is attributable to elective contributions made by participants in such plan prior to the Closing and assuming that all participants are employed by DFI as of the end of such plan year, and (B) an amount equal to a pro rata portion of the quarterly contribution requirement with respect to any DFI pension plan for the quarter beginning immediately prior to the Closing, based on the number of days that will have elapsed from such date through the Closing.

          (l)     Taxes.
For purposes of this Agreement, "Income Tax" shall mean any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not; "Income Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof. "Tax" shall mean all Income Taxes and any other franchise, capital stock, property, personal property, tangible, intangible, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise, registration, license, occupation, environmental, alternative or add-on minimum, estimated and all other Taxes (including interest, penalties or additions associated therewith), for which DFI or any of its subsidiaries may have any liability imposed by the United States or any State, county, city, or municipality or other governmental subdivision thereof, whether disputed or not. Except as disclosed in Section 3.01(1) of the DFI Disclosure Schedule:
                  (i) all Income Tax Returns, including estimated returns and reports of every material kind which are due to have been filed by DFI or any of its subsidiaries in accordance with applicable law, have been duly filed and are true, correct and complete in all respects;
                  (ii) all Taxes paid on or before the date hereof, together with any amounts accrued as liabilities for Taxes (whether accrued as currently payable or deferred) on the books of DFI or its subsidiaries and reflected in the Closing Balance Sheet will be adequate to satisfy all liabilities for Taxes of DFI or any of its subsidiaries in any jurisdiction for all periods ending on or before the Closing Date (excluding, however, any liability for Taxes attributable to the transactions contemplated by this Agreement);
                  (iii) no Income Tax claims have been asserted, or to DFI's knowledge proposed or threatened against DFI or any of its subsidiaries, and (other than the pending audit identified in Section 3.01(1) of the DFI Disclosure Schedule) no audit or investigation of any return or report of Taxes is currently underway, pending or, to DFI's knowledge, threatened;
                  (iv) there are no outstanding waivers or agreements by DFI or any of its subsidiaries for an extension of time for the assessment of any Income Taxes or deficiencies thereof, nor are there any requests for Income Tax rulings, outstanding subpoenas, requests for information, or any other matter pending between DFI or any of its subsidiaries and any Income Tax authority;
                  (v) neither DFI nor any of its subsidiaries is a party to any Income Tax allocation or sharing agreement, except for agreements which relate exclusively to DFI and its subsidiaries;
                  (vi) neither DFI nor any of its subsidiaries has any liability for the Income Taxes of any Person (other than DFI or any of its subsidiaries) under Treasury Regulation ss.1.1502-6 (or any similar provision of State, local or foreign law);

         (m)      Voting Requirements.
The affirmative vote at the DFI Stockholders Meeting of the holders of a two-thirds majority of all outstanding shares of DFI Common Stock to adopt this Agreement (the "DFI Stockholder Approval") is the only vote of the holders of any class or series of DFI's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

         (n) State Takeover Statutes; Certain Provisions of DFI Certificate. The Board of Directors of DFI has adopted a resolution or resolutions approving this Agreement and the transactions contemplated hereby and, assuming the accuracy of SYSCO's representation and warranty contained in Section 3.02(g), such approval constitutes approval of the Merger and the other transactions contemplated hereby by the DFI Board of Directors under the provisions of
Article 14, to the extent applicable, of the VSCA such that Article 14 of the VSCA does not apply to this Agreement and the transactions contemplated hereby. To the knowledge of DFI, except for Article 14 of the VSCA (which has been rendered inapplicable), no state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

         (o)      Brokers.
No broker, investment banker, financial advisor or other person other than Mann, Armistead & Epperson, Ltd., the fees and expenses of which will be paid by DFI, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DFI. DFI has furnished to SYSCO true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

         (p)      Opinion of Financial Advisors.
DFI has received the opinion of Mann, Armistead & Epperson, Ltd., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio for the conversion of DFI Common Stock into SYSCO Common Stock is fair from a financial point of view to holders of shares of DFI Common Stock (other than SYSCO and its affiliates), signed copies of which opinion have been delivered to SYSCO on or before the date of this Agreement, it being understood and agreed by SYSCO that such opinion is for the benefit of the Board of Directors of DFI and may not be relied upon by SYSCO or its affiliates.

         (q)      Intellectual Property.
DFI and its subsidiaries own or have a valid license to use, and Section 3.01(q) of the DFI Disclosure Schedule lists, all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "DFI Intellectual Property") necessary to carry on its business substantially as currently conducted except for such DFI Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on DFI. Neither DFI nor any such subsidiary has received any notice of infringement of or conflict with, and, to DFI's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any DFI Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on DFI.

         (r)      Certain Contracts.
                  (i)  Except  as set  forth  in  Section  3.01(r)  of  the  DFI
Disclosure Schedule, neither DFI nor any of its subsidiaries is a party to or bound by (A) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (B) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of DFI and its subsidiaries, taken as a whole, is or would be conducted, (C) any exclusive supply or purchase contracts or any exclusive requirements contracts or (D) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (A) through (D) being referred to herein as "DFI Material Contracts").
                  (ii) Section 3.01(r) of the DFI Disclosure Schedule sets forth a list of the contracts dealing with current or future rights or obligations of DFI and meeting any of the criteria set forth in clauses 1)
through 13) below and denotes which of those are DFI Material Contracts.
                       1) Any single contract or purchase order (other than purchase orders for inventory in the ordinary course of business) providing for an expenditure by DFI in excess of $5,000.
                       2) Any contract providing for an expenditure by DFI for the purchase of real property.
                       3) any contract with respect to any DFI Intellectual Property (other than licenses for widely available, off-the-shelf software).
                       4) Any contract pursuant to which DFI is the lessee or sublessee of any real or personal property (other than leases of personal property leased in the ordinary course of business with annual lease payments no greater than $5,000).
                       5) Any contract pursuant to which DFI is the lessor or sublessor of any real or personal property.
                       6)  Any  loan  agreement,   indenture,  promissory  note,
         conditional sales agreement, security agreement, letter of credit arrangement, guarantee, indemnity, surety, foreign exchange contract, accommodation or other similar type of agreement.
                       7) Any written sales agency, sales representation, distributorship or franchise agreement.
                       8) Any contract providing for the payment of any cash or other benefits upon the sale or change of control of DFI or a substantial portion of its assets.
                       9) Any joint venture, partnership and other contract (however named) involving a sharing of profits, losses, costs or liabilities by any of DFI or its subsidiaries with any other person or entity.
                       10) Any contract containing covenants that restrict the business activity of any of DFI or its subsidiaries or limit the freedom of any of DFI or its subsidiaries to engage in any line of business.
                       11) Any power of attorney that is currently effective and outstanding.
                       12) Any contract with any director, officer, shareholder, employee, or affiliates of any of the foregoing entered into by any of DFI or its subsidiaries.
                       13) any other written or unwritten agreement that is Material to the business of any of DFI or its subsidiaries.
                  (iii) DFI has  delivered to SYSCO,  prior to the  execution of this Agreement, complete and correct copies of all DFI Material Contracts not filed as exhibits to the DFI Filed SEC Documents. Each DFI Material Contract is valid and binding on DFI (or, to the extent a DFI subsidiary is a party, such subsidiary) and is in full force and effect, and DFI and each DFI subsidiary have in all material respects performed all obligations required to be performed by them to date under each DFI Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on DFI. Neither DFI nor any DFI subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of DFI, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any DFI Material Contract.

         (s)      Environmental Liability.
                  (i)  To DFI's knowledge after due investigation:
                                    1) All of the  real  property  currently  or
                  formerly owned or leased by DFI or its subsidiaries along with any other property at which DFI or its subsidiaries have operated (the "Property") is (or, as to Property formerly owned or leased, was during the period of such ownership or lease, and currently is) free of Hazardous Substances (as defined below) or underground storage tanks.
                                    2) The  Property  is not and  never has been
                  subject to a release, emission, spill, dislocation or discharge of any Hazardous Substances.
                                    3)  Section  3.01(s)  of the DFI  Disclosure
                  Schedule lists any environmental site assessments or similar reports pertaining to the Property commissioned or controlled by DFI or in its possession, and copies of same have been provided to SYSCO.
                                    4) DFI has not caused or  permitted,  nor is
                  it aware that any predecessor in interest has caused or permitted the generation, treatment, handling, production, storage, disposal, release, refinement, dumping or burying of any Hazardous Substances, disposal in, on, or under the Property, nor has DFI caused any of such materials to be delivered to any other property for dumping, burying or any other purpose which was not in accordance with the Environmental Laws (as defined below) in such a manner or to such a location that has or will cause DFI, SYSCO or the Surviving Corporation to incur any liability under the Environmental Laws, including with regard to the handling of Hazardous Substances, and is not a "notifier" under CERCLA or "generator" under RCRA.
                                    5) Except as set forth in Section 3.01(s) of
                  the DFI Disclosure Schedule, any underground storage tank on the Property currently or formerly used in the operations of DFI complies with all Environmental Laws.
                                    6) The  information  which DFI has  provided
                  SYSCO pertaining to the environmental history of the Property for the period during which the Property has been owned or used by DFI is true, correct and complete in all material respects.
                       (ii) There are no agreements between DFI and any governmental agency or any private party concerning the Environmental Laws or relating to Hazardous Substances.
                       (iii) There are no Environmental Laws applicable to DFI or the Property that would require DFI to obtain the approval of or provide notice to any governmental authority which has not been obtained or provided as a condition to the consummation of the transactions contemplated by this Agreement.
                       (iv) DFI has not given, nor, to DFI's knowledge after due investigation, is it required to give, notice of the presence or detection of Hazardous Substances pursuant to any of the Environmental Laws, except as required generally by such laws, nor has DFI received notice that any property currently or formerly owned or operated by DFI is on any state or federal list of "Superfund" sites, or any list of inactive hazardous substance sites.
                       (v) There is no pending or, to DFI's knowledge after due investigation, threatened claim, litigation or proceeding before any court or any governmental or administrative body in which any person or entity alleges the presence, disposal, transportation, arranging for disposal, discharge, spill, release, or threat of release of any Hazardous Substances at or from the Property which, if determined adversely, could create liability on the part of DFI, SYSCO or the Surviving Corporation, nor is DFI aware of any facts or circumstances that would reasonably lead it to believe that any person or governmental authority may allege any of the foregoing. To DFI's knowledge after due investigation, the Property and the business of DFI and its subsidiaries are and have been in material compliance with all Environmental Laws, and neither DFI, its subsidiaries nor the Property has incurred any liability thereunder.
                       (vi) For the purposes of this Agreement, "Hazardous Substances" shall mean petroleum products, flammable explosives, radioactive materials, asbestos or any material containing polychlorinated biphenyls and/or any hazardous, toxic or dangerous waste, substance or any similar item so defined by and as regulated under Environmental Laws. Excepted from such definition are those building materials within, or on or a part of structures on the Property in compliance with the Environmental Laws and Hazardous Substances typically used in a business such as DFI's, but only to the extent that of such quantities normally used in such a business, and only to the extent that such Hazardous Substances have been used, stored and disposed of in accordance with all Environmental Laws.
                       (vii) For the purposes of this Agreement, "Environmental Laws" shall mean all applicable federal, state and local rules, laws, statutes, ordinances and regulations that govern health, safety and the environment, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.A. ss.ss. 6901 et seq.) ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C.A. ss.ss. 9601 et seq.)("CERCLA"), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C.A. ss.ss. 11001 et seq.), the Clean Air Act, as amended (42 U.S.C.A. ss.ss. 7401), the Federal Water Pollution Control Act, as amended (33 U.S.C.A. ss.ss. 1251 et seq.), the Toxic Substances Control Act and the Occupational Health & Safety Act of 1970, as amended (29 U.S.C.A. ss.ss. 651 et seq.).
                       (viii) For the purposes of this Section 3.01(s), "to DFI's knowledge after due investigation" means that officers of DFI have reviewed or caused the review of internal files regarding the environmental condition and compliance with Environmental Laws of the Property or DFI and have interviewed employees of DFI who are known to such officers to have knowledge regarding the environmental condition and compliance with Environmental Laws of the Property or DFI.

         (t)      Inventory.
The inventory of DFI and its subsidiaries, net of reasonable (in accordance with past practices of DFI and industry standards) reserves, consists of Salable inventory of a quality and quantity generally maintained and sold in the ordinary course of business. For purposes hereof, inventory is "Salable" only if it (including its packaging) is in the physical condition to be sold to customers in the ordinary course of business and in accordance with industry standards and applicable government regulations; provided, however, that "Salable" inventory does not include
                  (i) any item whose supplier notifies either SYSCO, Merger Sub or DFI prior to the Closing that such item may not be distributed by SYSCO or the Surviving Corporation following Closing,
                  (ii) any items which are private label products for customers who immediately prior to the Closing are no longer customers of DFI,
                  (iii) items which are, pursuant to industry or government standards, including, without limitations, U.S.D.A. standards, out-of-date (or perishable product in excess, in days supply, of the normal shelf life of such product) or
                  (iv) items of obsolete inventory.

         (u)      Collective Bargaining Agreements.
Section 3.01(u) of the DFI Disclosure Schedule sets forth a true and complete list of all labor union contracts covering any current employees of DFI or its subsidiaries.

         (v)      Title to and Condition of Assets.
                  (i) DFI and its subsidiaries have good and marketable title to all assets used or held for use in its respective business (and a valid and enforceable leasehold interest in all assets subject to leases, if any) free and clear of all encumbrances, claims, security interests, liens, charges, or restrictions of any kind (including those, if any, arising in respect of the Perishable Agricultural Commodities Act).
                  (ii) All items of tangible personal property of DFI and its subsidiaries, including each item of equipment, used in the day-to-day business of DFI and its subsidiaries are in good working condition, ordinary wear and tear excepted.
                  (iii) Section 3.01(v) of the DFI Disclosure Schedule contains a true and correct listing of all items of machinery, trucks, tractors, trailers and other vehicles, personal and laptop computers, refrigeration units and other warehouse and materials handling equipment owned or leased (as denoted thereon) by DFI or its subsidiaries.

         (w)      Internet Presence.
Section 3.01(w) of the DFI Disclosure Schedule describes DFI's public, private or reserved presence on the world wide web, multi-party extranet, virtual private network, or similar internet based, linked system, if any, ("Internet Presence"). DFI's domain name(s), if any, are currently registered with the currently authorized Internet Domain Name Registrar and are in good standing. DFI warrants that its Internet Presence, if any, is wholly passive and informational in nature and involves no interactivity between third parties and DFI including purchases, sales, leases or other commercial transactions conducted in any degree by or through the Internet Presence.

         (x)      Year 2000 Compliance.
For the purposes of this Section 3.01(x), "Computer Systems" means all computer software, hardware, related systems and equipment, and all other devices containing or utilizing embedded computer chips, which are owned, leased, or used by DFI or its subsidiaries and which are reasonably necessary for the performance of the business obligations and operations of DFI and its subsidiaries. Section 3.01(x) of the DFI Disclosure Schedule summarizes the actions taken and to be taken by DFI (collectively, the "Y2K Actions") to ensure that the Computer Systems will function normally before, during, and after the change from the year 1999 to the year 2000. Subject to the uncertainties set forth in Section 3.01(x) of the Disclosure Schedule, upon completion of the Y2K Actions, the Computer Systems will, to DFI's knowledge, process data which includes date values from, into and between the twentieth (20th) and the twenty-first (21st) centuries and all uses in any manner of such date values ("Calendar Related Data") with such accuracy so as not to have a material adverse effect on the day to day operation of DFI's business taken as a whole or the servicing of its customers in the ordinary course of its business.

         (y)      Immigration Matters.
                  (i) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of DFI and its subsidiaries, DFI and its subsidiaries have complied with the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder ("IRCA") with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.
                  (ii) Section 3.01(y) of the DFI Disclosure Schedule contains a true and complete list of all employees of DFI who are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of such employee.
                  (iii) DFI has employed only individuals authorized to work in the United States, DFI has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined, or otherwise penalized by reason of any failure to comply with IRCA.
                  (iv) The consummation of the transactions contemplated by this Agreement will not, (i) give rise to any liability for the failure to properly complete and update Forms I-9, (ii) give rise to any liability for the employment of individuals not authorized to work in the United States and (iii) or cause any current employee to become unauthorized to work in the United States.

         (z) Books and Records; Copies of Documents.
                  (i) DFI has provided SYSCO with reasonable access to its books and records. DFI has maintained all books and records in the ordinary course of its business and has not disposed of or destroyed any books and records other than in the ordinary course of its business.
                  (ii) DFI has delivered or made available to SYSCO true and correct copies of each agreement or other document listed or referred to herein or in the DFI Disclosure Schedule not previously filed as an exhibit to the DFI Filed SEC Documents.

         (aa)     Accounts Receivable.
                       (i) All of DFI's accounts receivable outstanding at the date hereof and those arising from and after the date hereof prior to the Effective Time (collectively, the "Closing Accounts Receivable") are and will be bona fide, and arose or will arise in the ordinary course of business. No person has any liens on such Closing Accounts Receivable, or any part thereof, and no agreement for deduction or discount has been made with respect to any such accounts receivable which is not reflected in the outstanding balance thereof.
Section 3.01(aa) of the DFI Disclosure Schedule sets forth all receivables of DFI as of March 31, 1999 and at Closing will set forth all Closing Accounts Receivable, showing the face amount of each and denoting which such accounts are, by their terms, past due (the "Past Due Accounts"). All Closing Accounts Receivable are fully collectible within three years from the Closing Date.
                   (ii) For purposes of measuring DFI's compliance with the representation and warranty set forth in clause (i): (A) the measure of DFI's non-compliance with clause (i) above shall equal the excess of the face amount of the Closing Accounts Receivable as of the Closing Date over the collections received by the Surviving Corporation on the Closing Accounts Receivable from the Closing Date through the third anniversary thereof and applied as provided in clause (B) immediately following; (B) all collections received by the Surviving Corporation on Past Due Accounts shall be applied to the latest invoice of the respective payor account debtor except to the extent otherwise expressly directed in writing by such account debtor and all collections received by the Surviving Corporation on the Closing Accounts Receivable which are not Past Due Accounts shall be applied in accordance with the past practices of DFI; and (C) SYSCO and the Surviving Corporation shall use their customary accounts receivable collection practices in respect of the Closing Accounts Receivable and shall be entitled to make all decisions as to credit-worthiness of Closing Accounts Receivable account debtors in their sole discretion.
              (iii) Following Closing, SYSCO shall control collections of the Closing Accounts Receivable until the first anniversary of the Closing Date, from and after which time SYSCO shall, upon request of the Stockholder Representative, transfer responsibility for such collections to Stockholder Representative provided that Stockholder Representative agrees at the time of such request to continue any legal proceedings that may have been initiated prior thereto in connection with such collections. At any time from and after the first anniversary of the Closing Date, the Stockholder Representative shall have the right to buy from SYSCO or the Surviving Corporation any one or more of the Closing Accounts Receivable for the face amount of its outstanding balance at the time of such purchase and a Claims Fee as provided in an undisputed or resolved claim to SYSCO or the Surviving Corporation. Funds for any such purchase before the second anniversary of the Closing shall be provided from the Representative's Fund or such other funding arrangements as may be arranged by and at the discretion of the Stockholder Representative; funds for any such purchase after the second anniversary of the Closing Date shall be provided from the Tax and Receivables Escrow Fund.
              (iv) SYSCO and the Stockholder Representative shall provide each other with periodic (no less often than quarterly) reports of the status and results of the collection activities of each of them with respect to the Closing Accounts Receivable under their respective control as well as the then-current outstanding balance of each of such accounts.

         (bb)     Insurance.
         Section 3.01(bb) of the DFI Disclosure Schedule contains a list of all current policies of insurance, including without limitation, workers compensation, vehicular, general liability, casualty, medical, dental and disability, maintained by DFI or any of its subsidiaries. None of such policies provides for a retroactive adjustment based on DFI's claims experience. True and complete copies of all such policies have been delivered to SYSCO. Section 3.01(bb) of the DFI Disclosure Schedule includes a list of the policies, the name of the insurer, the nature of the insurance coverage, the policy limits and the deductible, all of which policies are in full force and effect and there is no delinquency in the payment of all applicable premiums thereon.

         (cc)     Liabilities as Guarantor.
Neither DFI nor any subsidiary is directly or indirectly (i) liable by guaranty, indemnity, surety or similar obligation upon or with respect to, (ii) obligated in any way to make investments in or loans to, or (iii) obligated to guarantee or assume any debt, liability or other obligation of, any person, corporation, association, partnership or other entity.

         (dd)     Bank Accounts; Powers of Attorney.
Section 3.01 (dd) of the DFI Disclosure Schedule sets forth a complete and accurate list of: (i) the name of each financial institution in which DFI has any account or safe deposit box; (ii) the names in which the accounts or boxes are held; (iii) the type of account; (iv) the name of each person authorized to draw thereon or having access thereto; and (v) the name of each person, corporation, firm or other entity holding a general or special power of attorney from DFI and a description of the terms of such power.

         (ee)     Unlawful Payments
Neither DFI nor to the knowledge of DFI any director, officer, agent, employee, or other person associated with or acting on behalf of DFI has, directly or indirectly
                  (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity;
                  (ii) made any unlawful payment to domestic or foreign government officials or employees, or to domestic or foreign political parties or campaigns, from corporate funds;
                  (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets;
                  (v) made any false or fictitious entry on the books or records of DFI;
                  (vi) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment;
                  (vii) given any favor or gift which is not deductible for federal income tax purposes; or
                  (viii) made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

         (ff)     Labor and Employment Matters
                  (i) DFI has been and is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the non-compliance with which would have a material adverse effect and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice that would have a material adverse effect;
                  (ii) there is not now, nor within the past three years has there been, any unfair labor practice complaint against DFI pending, or to DFI's knowledge threatened, before the National Labor Relations Board or any other comparable authority;
                  (iii) there is not now, nor within the past three (3) years has there been, any labor strike, slowdown or stoppage actually pending, or to DFI's knowledge threatened, against or directly affecting DFI;
                  (iv) to DFI's knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years; and
                  (v) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to DFI's knowledge, no claims therefor exist or have been threatened.

         (gg)     Closing Adjusted Net Worth.
         The  Closing  Adjusted  Net Worth of DFI,  determined  as  provided  in
Section 2.01(g)(ii), will equal or exceed the Net Worth of DFI as reflected on the audited consolidated balance sheet of DFI as of December 26, 1998, contained in the Financial Statements.

         (hh)     No Dissenters' Rights.
Neither the execution and delivery hereof by the parties hereto nor the consummation of the transactions contemplated hereby will give rise to any dissenters' rights under the VSCA.

         Section 3.02 Representations and Warranties of SYSCO and Merger Sub. SYSCO and Merger Sub jointly and severally represent and warrant to DFI as follows:

          (a)     Organization, Standing and Corporate Power.
                  (i) Each of SYSCO and its subsidiaries is a corporation or other legal entity duly organized, validly existing and (with respect to jurisdictions which recognize such concept) in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case maybe, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on SYSCO.
                  (ii) SYSCO has delivered to DFI prior to the execution of this Agreement complete and correct copies of any amendments to its certificate of incorporation (the "SYSCO Certificate") and bylaws not filed as of the date hereof with the SYSCO SEC Documents.

          (b)     Capital Structure.
The authorized capital stock of SYSCO consists of 500,000,000 shares of SYSCO Common Stock and 1,500,000 shares of preferred stock, par value $1.00 per share ("SYSCO Preferred Stock"), and shares of SYSCO Common Stock issued and outstanding (including shares of restricted SYSCO Common Stock) and held by SYSCO in its treasury are as disclosed in the appropriate SYSCO SEC Documents; no shares of SYSCO Preferred Stock are issued and outstanding. Other than the SYSCO subsidiaries, SYSCO does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to SYSCO and its subsidiaries as a whole.

          (c)     Authority; Non-contravention
Each of SYSCO and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of SYSCO and Merger Sub and the consummation by SYSCO and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SYSCO and Merger Sub. This Agreement has been duly executed and delivered by SYSCO and Merger Sub and, assuming the due authorization, execution and delivery thereof by DFI, constitute (or will constitute, as the case may be) the legal, valid and binding obligation of SYSCO and Merger Sub enforceable against SYSCO and Merger Sub in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, (i) the SYSCO Certificate or the bylaws of SYSCO or the comparable organizational documents of any of its subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to SYSCO or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SYSCO or any of its subsidiaries or their respective properties or assets. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to SYSCO or any of its subsidiaries in connection with the execution and delivery of this Agreement by SYSCO and Merger Sub or the consummation by SYSCO or Merger Sub of the transactions contemplated hereby, except for (1) the filing of a pre-merger notification and report form by SYSCO under the HSR Act; (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificate of Merger with the Secretary of State of Delaware and the Virginia State Corporation Commission and appropriate documents with the relevant authorities of other states in which SYSCO is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE to permit the shares of SYSCO Common Stock that are to be issued in the Merger to be listed on the NYSE; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on SYSCO or (y) reasonably be expected to impair the ability of SYSCO or Merger Sub to perform its obligations under this Agreement.

          (d)     SEC Documents; Undisclosed Liabilities.
SYSCO has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the SEC since December 31, 1996 (the "SYSCO SEC Documents"). As of their respective dates, the SYSCO SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SYSCO SEC Documents, and none of the SYSCO SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e)     Information Supplied.
None of the information supplied or to be supplied by SYSCO specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Proxy Statement will, at the date it is first mailed to DFI's stockholders or at the time of the DFI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by SYSCO with respect to statements made or incorporated by reference therein based on information supplied by DFI specifically for inclusion or incorporation by reference in the Form S-4.

          (f)     Brokers.
No broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by SYSCO, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SYSCO.

         (g)      Continuity of Business.
SYSCO will continue at least one significant historic business line of DFI, will use at least a significant portion of DFI's historic business assets in a business, and will otherwise satisfy the continuity of business enterprise requirement set forth within Treasury Regulations ss.1.368-1(d).


Article IV          Covenants Relating to Conduct of Business


         Section 4.01  Conduct of Business.

         (a)      Conduct of Business by DFI.
                        (i) Except (A) as otherwise expressly contemplated by this Agreement or the transactions contemplated hereby, or (B) as expressly consented to by SYSCO in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time,
                       1) DFI shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, and, to the extent consistent therewith, use good faith reasonable efforts to preserve intact their current business organizations,
                       2) except as may be required by law or any plan, program, contract or arrangement in effect on the date of this Agreement, during the period from the date of this Agreement to the Effective Time, DFI shall not, and shall not permit any of its subsidiaries to, (A) grant to any current or former director, officer, any regional vice president or president of any division of DFI or its subsidiaries any increase in compensation, bonus or other benefits, except as required by employment agreements in effect as of the date hereof; (B) grant to any such current or former director, officer, any regional vice president or president of any division any increase in severance or termination pay; or (C) enter into, or amend, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, officer, regional vice president or president of any division, or
                       3) except as may be required by law or any plan, program, contract or arrangement in effect on the date of this Agreement, during the period from the date hereof through the Effective Time, DFI shall not, and shall not permit any of its subsidiaries to adopt or amend (and to DFI's knowledge since December 26, 1998, DFI has not and has not permitted any of its subsidiaries to, adopt or amend) any collective bargaining agreement (other than renegotiations required by any such collective bargaining agreement), or other DFI Benefit Plans, in any manner. Anything in this Section 4.01(a) to the contrary notwithstanding, DFI and any DFI subsidiary shall not be deemed in violation of this Section 4.01(a) if such violation is cured to the satisfaction of SYSCO prior to the Effective Time.
                        (ii) Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, DFI shall not, and shall not permit any of its subsidiaries to:
                       1) other than dividends and distributions declared by a direct or indirect wholly owned subsidiary of DFI to its parent, or declared by a subsidiary that is partially owned by DFI or any of its subsidiaries, provided that DFI or any such subsidiary receives or is to receive its proportionate share thereof, or regular quarterly dividends not to exceed $.03 per share, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of DFI Common Stock upon the exercise of DFI Employee Stock Options, outstanding as of the date hereof in accordance with their present terms (including cashless exercise) or (z) purchase, redeem or otherwise acquire any shares of capital stock of DFI or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except, in the case of clause (z), for the deemed acceptance of shares upon cashless exercise of DFI Employee Stock Options outstanding on the date hereof, or in connection with withholding obligations relating thereto);
                       2) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities.
                       3) amend its articles of incorporation, by-laws or other comparable organizational documents;
                       4) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, or, except for transactions in the ordinary course of business consistent with past practice pursuant to contracts or agreements in force at the date of this Agreement or pursuant to DFI's current capital and operating budgets (in each case, as previously provided to SYSCO), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary of DFI;
                       5) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;
                       6) make any tax election that individually or in the aggregate would have a material adverse effect on DFI or any of its tax attributes or settle or compromise any income tax liability;
                       7) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, other than pursuant to a revolving credit facility or receivables facility in effect as of the date hereof, in the ordinary course of business consistent with past practice;
                       8) settle any claim, action or proceeding involving money damages in excess of $10,000, except with the prior written consent of SYSCO, which shall not be unreasonably withheld;
                       9) enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than amendments or renewals of contracts and leases without material adverse changes of terms; or
                       10) authorize, or commit or agree to take, any of the foregoing actions;
                       11)  provided  that  the  limitations  set  forth in this
         Section 4.01(a)(ii) (other than clause 3)) shall not apply to any transaction between DFI and any wholly owned subsidiary or between any wholly owned subsidiaries of DFI.

         (b)      Other Actions.
Except as required by law, DFI and SYSCO shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in(i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

         (c)      Advice of Changes  .
DFI and SYSCO shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of such party's representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

         Section 4.02  No Solicitation or Negotiations.
DFI shall not, directly or indirectly, solicit or encourage (including by way of furnishing information), or authorize any individual, corporation or other entity to solicit or encourage (including by way of furnishing information), from any third party any inquiries or proposals relating to, or conduct negotiations or discussions with any third party with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to, any proposal or offer relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger or consolidation of it or any of its subsidiaries with or into any corporation or other entity other than as provided in this Agreement (and DFI shall promptly notify SYSCO of all of the relevant details relating to all inquiries and proposals which it may receive relating to any such matters). Nothing contained in this Section 4.02 or Section 5.01 shall prohibit DFI from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.



Article V
 Additional Agreements


         Section 5.01  S-4 and Proxy Statement
As soon as practicable following the date of this Agreement, DFI shall prepare and file with the SEC the Proxy Statement, and SYSCO shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of DFI and SYSCO shall use reasonable good faith efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. DFI will use best efforts to cause the Proxy Statement to be mailed to DFI's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. SYSCO shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of SYSCO Common Stock in the Merger and DFI shall furnish all information concerning DFI and the holders of DFI Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by SYSCO without DFI's prior consent (which shall not be unreasonably withheld or delayed) and without providing DFI the opportunity to review and comment thereon. SYSCO will advise DFI, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the SYSCO Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to DFI or SYSCO, or any of their respective affiliates, officers or directors, should be discovered by DFI or SYSCO which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of DFI.

         Section 5.02   DFI Stockholders Meeting.
DFI shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "DFI Stockholders Meeting") in accordance with the VSCA for the purpose of obtaining the DFI Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. DFI will use reasonable good faith efforts to hold the DFI Stockholders Meeting as soon as reasonably practicable after the date hereof.

         Section 5.03 Letters of DFI's Accountants.
DFI shall use reasonable good faith efforts to cause to be delivered to SYSCO two letters from DFI's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to SYSCO, in form and substance reasonably satisfactory to SYSCO and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         Section 5.04 Letters of SYSCO's Accountants.
SYSCO shall use best efforts to cause to be delivered to DFI two letters from SYSCO's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to DFI, in form and substance reasonably satisfactory to DFI and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         Section 5.05  Access to Information; Confidentiality.
From and after the date hereof through the earlier of the Effective Time or the date of termination hereof, SYSCO and its officers, employees, accountants, counsel and other representatives may perform a continuing due diligence review of DFI and its subsidiaries, which review may include full Phase I and Phase II environmental investigations by an independent environmental engineering and consulting firm. Subject to the Confidentiality Agreement dated November 17, 1998 between SYSCO and DFI (the "Confidentiality Agreement"), and subject to applicable law, DFI shall, and shall cause each of its subsidiaries to, afford to SYSCO and to the officers, employees, accountants, counsel, financial advisors and other representatives of SYSCO, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records (provided that such access shall not interfere with the business or operations of such party) and, during such period, DFI shall, and shall cause each of its subsidiaries to, furnish promptly to SYSCO (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.05 shall affect any representation or warranty given by DFI. SYSCO will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

         Section 5.06  Reasonable Good Faith Efforts
                  (i) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (B) the obtaining of all necessary consents, approvals or waivers, and any necessary or appropriate financing arrangements, from third parties, (C) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (D) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.
                  (ii) In connection with and without limiting the foregoing, DFI and SYSCO shall (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (B) if any state takeover statute or similar statute or regulation becomes applicable to such agreements or transactions, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

         Section 5.07  Employment Arrangements and Benefits.
For the purpose of any DFI Benefit Plan or other agreement that contains a provision relating to a change in control of DFI and that is disclosed as such on Section 5.07 of the DFI Disclosure Schedule, SYSCO acknowledges that the consummation of the Merger constitutes such a change in control. DFI and SYSCO will cooperate on and after the date of this Agreement to develop appropriate employee benefit arrangements, including, but not limited to, executive and incentive compensation, stock option and supplemental executive retirement plans, for employees and directors of the Surviving Corporation and its subsidiaries from and after the Effective Time. Nothing in this Section 5.07 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any DFI Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law, or be deemed to constitute an employment contract between SYSCO or the Surviving Corporation and any individual, or a waiver of SYSCO's or the Surviving Corporation's right to discharge any employee at any time, with or without cause. Any employees of DFI as of Closing shall be given credit, under and in accordance with applicable employee benefit plans of SYSCO, toward eligibility and vesting but not benefit accrual for the period of time prior to Closing during which such persons were employees of DFI if such period of time would otherwise qualify for eligibility and vesting under SYSCO's plans. SYSCO will not waive pre-existing conditions limitations in any of its applicable employee welfare benefit plans for employees of DFI as of Closing but will recognize service with DFI in meeting the pre-existing conditions limitations of SYSCO's employee welfare benefit plans.

         Section 5.08 Director and Officer Indemnification, Exculpation, and Insurance.
                     (i) SYSCO agrees to maintain in effect in accordance with their terms all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing as of the date of this Agreement in favor of the current or former directors or officers of DFI and its subsidiaries. The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions (and the Surviving Corporation's Certification of Incorporation and bylaws may be amended to incorporate such provisions) with respect to indemnification that are set forth in the articles of incorporation and bylaws of DFI (in each case in effect as of the Effective Time and as provided to SYSCO prior to such date), which provisions shall not be amended, repealed or otherwise modified, except as required by law, for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at (or at any time prior to) the Effective Time were directors or officers of DFI or its subsidiaries (or any of its predecessors). In addition, from and after the Effective Time, directors and officers of DFI, if any, who become directors or officers of SYSCO will be entitled to the same indemnity rights and protections, and directors' and officers' liability insurance, as are afforded from time to time to other directors and officers of SYSCO.
                     (ii) In the event that SYSCO, the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of SYSCO or the Surviving Corporation (as the case may be) assume the obligations set forth in this Section 5.08.
                     (iii) SYSCO shall use its reasonable good faith efforts to provide to DFI's current directors and officers, for six years after the Effective Time, liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by DFI's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that in no event shall SYSCO be required to expend more than 200% of the current amount expended by DFI to maintain such coverage.
                     (iv) The provisions of this Section 5.08 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.
                     (v) Without limiting the generality of the foregoing, the provisions of this Section 5.08 shall apply to any litigation, action, suit, claim, investigation or proceeding described in the DFI Disclosure Schedule.

         Section 5.09  Fees and Expenses.
All fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except (x) to the extent set forth in Section 7.05 hereof and (y) that each of SYSCO and DFI shall bear and pay one- half of the costs and expenses incurred in connection with (1) the filing, printing and mailing of the Form S-4 and the Proxy Statement (including SEC filing fees) and (2) the filings of the pre-merger notification and report forms under the HSR Act (including filing fees).

         Section 5.10  Public Announcements.
SYSCO and DFI will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market. The parties agree that the initial press release issued with respect to the transactions contemplated by this Agreement was in the form heretofore agreed to by the parties.

         Section 5.11  Affiliates.
As soon as practicable after the date hereof, DFI shall deliver to SYSCO a letter identifying all persons who may be deemed to be, at the time this Agreement is submitted for adoption by the stockholders of DFI, "affiliates" of DFI for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect changes from the date hereof. DFI shall use reasonable good faith efforts to cause each person identified on such list to deliver to SYSCO not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit D hereto.

         Section 5.12 NYSE Listing.
SYSCO shall use best  efforts to cause the SYSCO  Common  Stock  issuable  under
Article II to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

         Section 5.13  Tax Treatment.
Each of SYSCO and DFI shall use reasonable good faith efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Section 6.01(g). The parties will characterize the Merger as such a reorganization for purposes of all tax returns and other filings.

         Section 5.14  Standstill Agreements; Confidentiality Agreements.
During the period from the date of this Agreement through the Effective Time, except as SYSCO and DFI otherwise mutually agree pursuant to a written instrument, DFI shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party. Except as SYSCO and DFI otherwise mutually agree pursuant to a written instrument, during such period, DFI shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

         Section 5.15  Conveyance Taxes.
SYSCO and DFI shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

         Section 5.16  Certain Tax Matters.

          (a)     Tax Returns.
SYSCO will cause to be prepared and filed all Tax returns for DFI and its subsidiaries (the "DFI Group"). The Tax returns shall be prepared in a manner consistent with the Tax returns previously filed by the DFI Group and shall be filed by the due date of such returns (taking into account any extensions). All Taxes due and payable by the DFI Group shall be paid by the Surviving Corporation, and SYSCO shall allow the Stockholder Representative or his designee a reasonable period of time to review and comment on each such Tax return prior to filing. SYSCO shall make such revisions to such Tax returns as are reasonably requested by the Stockholder Representative or its designee that are consistent with DFI's past practice and that in the reasonable judgment of counsel to SYSCO will not result in the imposition of any penalty as a result of taking such position. If the amount of Taxes paid by the Surviving Corporation exceeds the amounts specifically accrued as such on the Closing Balance Sheet, the amount of such excess shall be released from the Escrow Fund and paid to SYSCO as provided in the Escrow Agreement, subject, however, to the limitations provided in Section 2.04 of this Agreement.

         (b)      Tax Audits.
Tax audits for any period ending on or prior to the Closing Date shall be treated as third party claims pursuant to Section 2.04(f) provided that with respect to any audits of DFI for income Taxes, including the federal income Tax audit currently pending, the Stockholder Representative will keep SYSCO informed on a current basis of all communications from the Internal Revenue Service and of any meetings and communications with the Internal Revenue Service so that SYSCO will have a full opportunity to participate in the process through its counsel as provided in Section 2.04(f)(ii).

         Section 5.17  Stockholder Representative.
         (a)      Appointment; Authority
If the Merger is approved by the DFI Stockholders, the DFI Stockholders and the DFI Optionholders shall, without any further action on the part of any DFI Stockholders, be deemed to have consented to the appointment of Vernon W. Mules (or at his election, a limited liability company formed and which shall be wholly-owned by him during the term of the Escrow Agreement) as their representative (the "Stockholders' Representative"), as the attorney-in-fact for and on behalf of each DFI Stockholder, and the Stockholders' Representative shall be authorized thereby to take any and all actions and make any decisions required or permitted to be taken by him under this Agreement or the Escrow Agreement in connection with the consummation of the transactions contemplated herein and therein, including, without limitation, the exercise of the power to
(i) execute the Escrow Agreement, (ii) receive or give any notice on behalf of DFI Stockholders pursuant to this Agreement or the Escrow Agreement, (iii) authorize delivery to SYSCO or the Surviving Corporation of the Escrow Fund, or any portion thereof, in satisfaction of claims as provided in Section 2.04 and
Section 5.19 of this Agreement and the Escrow Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, (v) to vote the Escrow Shares as provided in the Escrow Agreement, (vi) resolve any claims and (vii) take all actions necessary in the judgment of the Stockholders' Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Each of the DFI Stockholders and the DFI Optionholders will be bound by all actions taken by the Stockholders' Representative in connection with this Agreement and the Escrow Agreement; SYSCO, the Surviving Corporation and the Escrow Agent shall be entitled to rely on any action or decision of the Stockholders' Representative evidenced by a written document executed by the
Stockholders' Representative as the action or decision of each of the DFI Stockholders and the DFI Optionholders and SYSCO and the Surviving Corporation shall be held harmless from and indemnified out of the Escrow Fund against any claim of any DFI Stockholder in respect of this Section 5.17.
         (b)      No Liability; Indemnification
                     (i) The  Stockholders'  Representative  (in his capacity as
Stockholders' Representative and not as DFI Stockholder) shall not be liable with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct or gross negligence. In all questions arising under this Agreement or the Escrow Agreement, the Stockholders' Representative may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Stockholders' Representative based on such advice, the Stockholders' Representative shall not be liable to anyone.
                     (ii) By approval of the Merger,  the DFI  Stockholders  and
DFI Optionholders shall be deemed to have agreed, jointly and severally, to indemnify the Stockholders' Representative (but only to the extent funds are available in the Escrow Fund after satisfaction of all claims made by SYSCO or the Surviving Corporation) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Stockholders' Representative by SYSCO or the Surviving Corporation, DFI, other DFI Stockholders, DFI Optionholders or any other person in connection with this Agreement or the Escrow Agreement.
         (c)      Appointment of Successors.
The Stockholders' Representative may be changed by the DFI Stockholders from time to time upon not less than 30 days' prior written notice to SYSCO or the Surviving Corporation and the Escrow Agent, if the holders of at least a majority in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. In the event that the Stockholders' Representative dies, becomes unable to perform his or her responsibilities hereunder or resigns from such position, the DFI Stockholders holding, prior to Closing, a majority in interest of the Escrow Fund shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto. No provision of this Agreement shall restrict in any way the ability or right of the Stockholders' Representative to voluntarily resign from such position at any time, and any such resignation shall be done without any liability on the part of the Stockholders' Representative.
         (d)      Representative's Fund.
Approval of the Merger by the DFI Stockholders shall also be deemed to be approval of the establishment of a fund (the "Representative's Fund") to compensate the Stockholders' Representative for his services hereunder and to pay all expenses and fees incurred by or on behalf of the Stockholders' Representative in connection with the performance of his duties hereunder, including without limitation, the cost of suitable insurance coverage for the Stockholders' Representative and the fees and costs of attorneys, financial consultants, and other experts consulted by the Stockholders' Representative pursuant to his duties hereunder. The Representative's Fund shall be funded from the Merger Consideration by reducing the Merger Consideration otherwise payable to each DFI Stockholder and DFI Optionholder by twenty cents ($ .20) per share of DFI Common Stock exchanged pursuant to the Merger and transfer at Closing of the Representative's Fund to, or as directed in writing by, the Stockholder Representative. Upon the completion of the duties of the Stockholders' Representative hereunder and satisfaction or final resolution of all claims against the Escrow Fund and satisfaction of all compensation, fees, expenses, and other obligations to be paid out of the Representative's Fund, any funds remaining in the Representative's Fund shall be distributed to the DFI Stockholders and the DFI Optionholders in the same proportion as initially withheld.
         (e)      Compensation; Fees and Expenses.
                  (i) No fidelity  bond shall be  required of the  Stockholders'
Representative, and the Stockholders' Representative shall receive compensation for his or her services in the amount of $50,000 per annum, payable monthly.
                  (ii) All  fees  and  expenses  incurred  by the  Stockholders'
Representative  in carrying out his functions under this Agreement shall be paid
(A) from the Representative's Fund, and if the Representative's Fund becomes exhausted, (B) from amounts, remaining in the Escrow Fund after satisfaction of all claims of SYSCO or the Surviving Corporation against the Escrow Fund. Upon application by the Stockholders' Representative to the Escrow Agent and SYSCO prior to the satisfaction of all claims of SYSCO or the Surviving Corporation against the Escrow Fund, SYSCO may in its sole and absolute discretion authorize the Escrow Agent to release a portion of the Escrow Fund to the Stockholders' Representative in reimbursement of fees and expenses incurred prior to such time. It is the intent of the parties hereto that such funds be released only if, and only to the extent that, at the time of the application by the Stockholders' Representative, SYSCO determines in its sole and absolute discretion that the Escrow Fund is more than adequate to provide such funds to the Stockholder Representative after full payment of all claims then made, pending, or threatened against the Escrow Fund.
                  (iii) If the  Representative's  Fund has  been  exhausted  and immediate funds are not available from the Escrow Fund, the Stockholder's Representative shall not be required to take any further action hereunder but shall be permitted, in his discretion, to borrow from any person or commercial lender of his choice, and on terms as negotiated by and at the discretion of the Stockholder Representative, funds in an amount sufficient to cover the anticipated expenses associated with any necessary or appropriate act hereunder. The repayment of any such loans from the Escrow Fund shall be at the discretion of SYSCO until the final disbursement of the Escrow Fund has occurred as provided in the Escrow Agreement, shall be subordinate to claims of SYSCO and the Surviving Corporation against the Escrow Fund and shall have priority over any distributions to the DFI Stockholders and the DFI Optionholders under
Section 2.04.
         (f)      Reports; Audits
                     (i) The Stockholders'  Representative  shall issue periodic reports to the DFI Stockholders no less than once every twelve months beginning fourteen months after the Closing Date, in which the Stockholders' Representative shall summarize the status of the Escrow Fund, any claims filed against the Escrow Fund, disbursements from the Representative's Fund, and any other matters deemed by the Stockholders' Representative to be material to the DFI Stockholders in connection with the Escrow Fund.
                     (ii) Upon the  written  request of holders of more than ten percent (10%) in interest of the former DFI Stockholders, the accounts and records of the Stockholders' Representative with respect to his duties and performance hereunder shall be audited at the expense of the DFI Stockholders by PricewaterhouseCoopers for an evaluation of compliance with the terms of this Agreement and the Escrow Agreement.
         (g)      Acceptance
The Stockholder Representative has executed this Agreement as acknowledgment and acceptance of the provisions of this Section 5.17.

         Section 5.18  Non-Competition Agreements.
DFI shall use its reasonable good faith efforts to cause Mules to execute and deliver at Closing a three (3) year (from the Effective Time) covenant not to compete substantially in the form of Exhibit E attached hereto and to cause Houfek to execute and deliver at Closing a two (2) year (from the Effective
Time) covenant not to compete substantially in the form of Exhibit E-2 attached hereto (which Exhibit E-2 provides that the restrictions contained therein shall lapse in the event that during such two-year period Houfek's employment with the Surviving Corporation is terminated by the Surviving Corporation other than for cause as provided therein)

         Section 5.19  Sale/Leaseback.
                     (i) DFI shall use its reasonable good faith efforts prior to Closing, and the Stockholder Representative shall use his reasonable good faith efforts following Closing (with the reasonable cooperation of SYSCO) to bring about a sale of the warehouse and associated realty (other than the Annex Property (as hereinafter defined)) currently owned by DFI located in Portsmouth, Virginia (the "Facility"), and the lease of the Facility back to the Surviving Corporation substantially in accordance with the terms contained in the sale/leaseback agreement attached hereto as Exhibit F as modified by such other terms (including completion of the blanks in such agreement) as may be commercially reasonable in the area of Portsmouth, Virginia (the "Sale/Leaseback Agreement") which provides for a purchase price of not less than $2.91 million.
                  (ii) In the event that (a) a contract for such sale and leaseback substantially in accordance with the Sale/Leaseback Agreement has not been fully executed at or prior to the Closing or (b) as of Closing such contract has been executed but (A) the purchaser named therein has the right to terminate the contract without forfeiture of any monetary deposit or (B) SYSCO does not have the right to specifically enforce such contract, an additional number of shares of SYSCO Common Stock (and cash payable in lieu thereof in the same proportion as the Cash Election Percentage) otherwise constituting Merger Consideration equal in value to $1.13 million (the "Facility Escrow Fund") will be placed in the Escrow Fund at Closing for a period of up to three (3) years as provided in Section 2.04.
                  (iii) If the transactions contemplated by the Sale/Leaseback Agreement are consummated on or before the end of such period, the Facility Escrow Fund and interest thereon will be released from escrow to the Stockholder Representative for distribution to the former DFI stockholders.
                  (iv) If such transaction is not consummated (through no fault of SYSCO or failure by SYSCO to reasonably cooperate with the Stockholder Representative) on or before the end of such period (or is so effected but on terms (other than purchase price) which are not substantially in accordance with those contained in the Sale/Leaseback Agreement) the Facility Escrow Fund and interest thereon shall be forfeited and returned to SYSCO.
                  (v) If such transaction is timely consummated at a price lower than that specified in the Sale/Leaseback Agreement but otherwise substantially in accordance with the terms and provisions of the Sale/Leaseback Agreement, a portion of the Facility Escrow Fund equal to the amount of such deficiency and interest thereon will be forfeited and returned to SYSCO, and the balance of the Facility Escrow Fund and interest thereon will be released to the Stockholder Representative for distribution to the former DFI Stockholders.
                  (vi) All  payments  and  distributions  made  pursuant to this
Section 5.19 shall be in accordance with the principles and procedures set forth in Section 2.04(h).
                  (vii) Notwithstanding the foregoing, the Stockholder Representative shall be entitled, with the cooperation of SYSCO, to bring about the sale of the Facility on such terms and conditions as it shall deem appropriate (generally in accordance with the Sale/Leaseback Agreement) if the terms of such sale are such that SYSCO may occupy the Facility until at least ninety (90) days after the second anniversary of the Closing Date.

         Section 5.20  Underground Storage Tank or Portsmouth Facility
Prior to Closing DFI shall cause the underground storage tank located at the Facility to be removed in compliance with applicable law and (i) SYSCO and DFI shall share equally the cost of such tank removal and (ii) DFI shall be solely responsible for all costs of remediation arising in connection with said tank and/or such removal.

         Section 5.21  Sale of Annex Property
                  (i) DFI shall use its reasonable good faith efforts prior to Closing, and the Stockholder Representative shall use his reasonable good faith efforts following Closing (with the reasonable cooperation of SYSCO) to bring about a sale of the annex property and improvements currently owned by DFI and commonly identified as 2413 and 2415 Wesley Street, Portsmouth, Virginia (the "Annex Property"), substantially in accordance with the terms contained in the sale agreement attached hereto as Exhibit G (the "Sale Agreement") which provides for a purchase price of not less than $190,000.00.
                  (ii) In the event that (a) a contract for such sale substantially in accordance with the Sale Agreement has not been fully executed at or prior to the Closing or (b) as of Closing such contract has been executed but (A) the purchaser named therein has the right to terminate the contract without forfeiture of any monetary deposit or (B) SYSCO does not have the right to specifically enforce such contract, an additional number of shares of SYSCO Common Stock (and cash payable in lieu thereof in the same proportion as the Cash Election Percentage) otherwise constituting Merger Consideration equal in value to $70,000 (the "Annex Escrow Fund") will be placed in the Escrow Fund at Closing for a period of up to three (3) years as provided in Section 2.04.
                  (iii) If the transactions contemplated by the Sale Agreement are consummated on or before the end of such period, the Annex Escrow Fund and interest thereon will be released from escrow to the Stockholder Representative for distribution to the former DFI stockholders.
                  (iv) If such transaction is not consummated (through no fault of SYSCO or failure by SYSCO to reasonably cooperate with the Stockholder Representative) on or before the end of such period (or is so effected but on terms (other than purchase price) which are not substantially in accordance with those contained in the Sale Agreement) the Annex Escrow Fund and interest thereon shall be forfeited and returned to SYSCO.
                  (v) If such transaction is timely consummated at a price lower than that specified in the Sale Agreement but otherwise substantially in accordance with the terms and provisions of the Sale Agreement, a portion of the Annex Escrow Fund equal to such deficiency and interest thereon will be released to the Stockholder Representative for distribution to the former DFI Stockholders.
                  (vi) All  payments  and  distributions  made  pursuant to this
Section 5.22 shall be in accordance with the principles and procedures set forth in Section 2.04(h).


Article VI
 Conditions Precedent


         Section 6.01 Conditions to All Parties' Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a)       Stockholder Approval.
The DFI Stockholder Approval shall have been obtained.

         (b)      HSR Act.
The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

         (c)      Governmental and Regulatory Approvals.
Other than the filing provided for under Section 1.03 and filings pursuant to the HSR Act (which are addressed in Section 6.01(b)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of DFI, SYSCO or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby (together with the matters contemplated by Section 6.01(b), the "Requisite Regulatory Approvals") shall have been obtained.

         (d)      No Injunctions or Restraints.
No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties hereto shall have used its reasonable good faith efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (e)      Form S-4.
The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by DFI to its stockholders and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

         (f)      NYSE Listing.
The shares of SYSCO Common Stock issuable to DFI's stockholders as contemplated by Article II shall have been approved for listing on the NYSE subject to official notice of issuance.

         (g)      Tax Opinions.
SYSCO shall have received from Arnall Golden & Gregory, LLP, counsel to SYSCO, and DFI shall have received from McGuire, Woods, Battle & Boothe LLP, counsel to DFI, an opinion, dated the Closing Date, substantially to the effect that: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and SYSCO and DFI will each be a party to such reorganization within the meaning of Section 368(b)of the Code; (ii) no gain or loss will be recognized by SYSCO or DFI as a result of the Merger; (iii) no gain or loss will be recognized by the stockholders of DFI upon the exchange of their shares of DFI Common Stock for shares of SYSCO Common Stock pursuant to the Merger, except with respect to any cash, if any, received in the Merger; (iv) the aggregate tax basis of the shares of SYSCO Common Stock received solely in exchange for shares of DFI Common Stock pursuant to the Merger (including fractional shares of SYSCO Common Stock for which cash is received) will be the same as the aggregate tax basis of the shares of DFI Common Stock exchanged therefor increased by any gain recognized and decreased by any cash received; and (v) the holding period for shares of SYSCO Common Stock received in exchange for shares of DFI Common Stock pursuant to the Merger will include the holding period of the shares of DFI Common Stock exchanged therefor, provided such shares of DFI Common Stock were held as capital assets by the stockholder at the Effective Time. In rendering such opinions, each of counsel for SYSCO and DFI shall be entitled to receive and rely upon representations of fact contained in certificates of officers of SYSCO, DFI and stockholders of DFI, which representations shall be in form and substance satisfactory to such counsel.

         Section 6.02 Conditions to Obligations of SYSCO and Merger Sub.
The obligation of SYSCO and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a)     Representations and Warranties.
The representations and warranties of DFI set forth herein shall be true and correct both when made, and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on DFI.

          (b)     Performance of Obligations of DFI.
DFI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)     Consents.
DFI shall have obtained and delivered to SYSCO and Merger Sub all consents and approvals set forth in Section 3.01(d) of the DFI Disclosure Schedule (other than Requisite Regulatory Approvals), each of which consent and approvals shall be in full force and effect at and as of the Closing.

          (d)     Closing Deliveries.
All Closing deliveries required by Section 1.08(a) to be effected by DFI shall have been effected.

          (e)     No Material Adverse Event.
There shall not have occurred a material adverse change or an event having a material adverse effect (as such terms are defined in Section 8.03).
          (f) SYSCO shall be satisfied in its sole discretion with the results of the environmental due diligence investigation, and the financial, regulatory and contractual resolution of any issues which arise therefrom, in respect to
(i) any release from the Annex Property relating to the property's use as a petroleum storage facility and any matter, whether or not related thereto, discovered after the date hereof and prior to Closing as a result of the investigation of such presence or use, and (ii) any underground storage tank or other source of the releases discovered prior to the date hereof at the property owned by DFI located at 3051 Monroe Street, Manchester, Maryland consisting of approximately 48 acres (the "Maryland Property") and any matters discovered after the date hereof and prior to Closing as a result of the investigation of such tank or other source, whether or not related thereto.

         Section 6.03 Conditions to Obligations of DFI.
The obligation of DFI to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a)     Representations and Warranties.
The representations and warranties of SYSCO set forth herein shall be true and correct both when made, and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on SYSCO.

          (b) Performance of Obligations of SYSCO and Merger Sub.
Each of SYSCO and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)     Closing Deliveries.
All Closing deliveries required by Section 1.08(b) to be effected by SYSCO and Merger Sub shall have been effected.


Article VII
 Termination, Amendment and Waiver


         Section 7.01  Termination.
This Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 7.01(b)(ii) or 7.01(c)(ii)) whether before or after the DFI Stockholder Approval:

         (a)       By SYSCO and DFI Jointly
By mutual written consent of SYSCO and DFI, if the Board of Directors of each so determines by a vote of a majority of its entire Board;

         (b)       By SYSCO or DFI
By either the Board of Directors of SYSCO or the Board of Directors of DFI:
                  (i) if the Merger shall not have been consummated by September 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;
                  (ii) if the DFI Stockholder Approval shall not have been obtained at a DFI Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;
                  (iii) if any Restraint  having any of the effects set forth in
Section   6.01(d)   shall  be  in  effect  and  shall  have  become   final  and
nonappealable, or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iii) shall have used reasonable good faith efforts to prevent the entry of and to remove such Restraint or to obtain such Requisite Regulatory Approval, as the case may be;

         (c) By SYSCO By the Board of Directors of SYSCO:
                     (i) (provided that SYSCO is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if DFI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, or if DFI shall have breached or failed to perform in any respect its covenants and agreements set forth in Section 4.01(a)(ii), which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) is incapable of being cured by DFI or is not cured within 45 days of written notice thereof;
                     (ii) at any time prior to the DFI Stockholders Meeting, if the DFI Board of Directors shall have (A) failed to make, no later than the date of the first mailing of the Proxy Statement to the DFI Stockholders, its recommendation referred to in Section 5.01(b), (B) withdrawn such recommendation or (C) modified or changed such recommendation in a manner adverse to the interests of SYSCO; and
                     (iii) in the event that the Closing Net Worth as shown on the Closing Balance Sheet is less than the 1998 Net Worth in breach of Section 3.01(gg).

         (d)       By DFI
By the Board of Directors of DFI (provided that DFI is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if SYSCO shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement.

         Section 7.02  Effect of Termination.
In the event of termination of this Agreement by either DFI or SYSCO as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of SYSCO or DFI, other than the provisions of the last sentence of Section 5.05, Section 5.09, this Section 7.02, Section 7.05 and Article VIII, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither SYSCO nor DFI shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         Section 7.03  Amendment.
Subject to compliance with applicable law, this Agreement may be amended by the parties at any time before or after the DFI Stockholder Approval; provided, however, that after such approval, there may not be, without further approval of such by the stockholders of DFI, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of DFI Common Stock hereunder, or which by law otherwise requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

         Section 7.04  Extension; Waiver.
 At any time prior to the Effective Time, a party may, subject to the proviso of
Section 7.03, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 7.04 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 7.05  Termination Expenses.
                     (i) In the event of a termination of this Agreement and the abandonment of the Merger at any time (A) by SYSCO pursuant to Section 7.01(c) or (B) by SYSCO or DFI pursuant to Section 7.01(b)(ii), and in order to compensate SYSCO for the expenses associated with the negotiation of this Agreement and the other matters contemplated hereby, DFI shall, within one business day following such termination, pay SYSCO a fee equal to the actual cost of such reasonable and customary expenses, in immediately available funds.
                     (ii) In the event of a termination of this Agreement and the abandonment of the Merger at any time (i) by DFI pursuant to Section 7.01(d) and in order to compensate DFI for the expenses associated with the negotiation of this Agreement and the other matters contemplated hereby, SYSCO shall, within one business day following such termination, pay DFI a fee equal to the actual cost of such reasonable and customary expenses, in immediately available funds.
                  (iii) A party's right to receive the fee  contemplated by this
Section 7.05, and its ability to enforce the provisions this Section 7.05, shall not be subject to approval by the stockholders of DFI.


Article VIII
General Provisions


         Section 8.01  Survival of Agreements.
DFI's representations, warranties, covenants, other agreements and all other obligations in this Agreement or in any document, disclosure schedule or instrument attached to or delivered pursuant to this Agreement shall survive the Effective Time until the second (2nd) anniversary of the Closing, except for representation, warranties, covenants and obligations with respect to tax matters, accounts receivable, and the provisions of Section 5.19 and Section 5.21, which shall survive until the third (3rd) anniversary of the Closing, in each case, at which time they shall expire and be of no further force or effect, with the sole exception of claims theretofore made against the Escrow Fund with particularity and with a statement in reasonable detail of the factual basis for such claim. (See Section 2.04). This Section 8.01 shall not limit any covenant or agreement of the parties which contemplates performance after the Effective Time.

         Section 8.02  Notices.
All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed in writing) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to SYSCO, to:              SYSCO Corporation
                                       1390 Enclave Parkway
                                       Houston, Texas  77077-2099
                                       Attn:  General Counsel
                                       Facsimile:  (281) 584-2510

         with a copy to:               Robert P. Finch, Esq.
                                       Arnall Golden & Gregory, LLP
                                       1201 West Peachtree Street
                                       Atlanta, Georgia  30309-3450
                                       Facsimile:  (404) 873-8617

         if to DFI, to:                Doughtie's Foods, Inc.
                                       2410 Wesley Street
                                       Portsmouth, Virginia  23707
                                       Attn:  Steven C. Houfek
                                       Facsimile:  (757) 399-3558

         with a copy to:               William R. Waddell, Esq.
                                       McGuire, Woods, Battle & Boothe, LLP
                                       World Trade Center, Suite 9000
                                       101 West Main Street
                                       Norfolk, VA  23510-1655
                                       Facsimile:  (757) 640-3972


         Section 8.03  Definitions.
For purposes of this Agreement:
                  (i) except for purposes of Section 5.11, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;
                  (ii) "material adverse change" or "material adverse effect" means any change, effect, event, occurrence or state of facts that is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole; provided, however, that it shall not be a "material adverse change" or "material adverse effect" with respect to DFI in connection with any change, effect, event, occurrence or state of facts relating to, or arising or resulting from (A) any actions taken or omitted to be taken by DFI with the prior written approval of SYSCO in anticipation or reliance upon the consummation of the Merger or the transactions contemplated thereby, or (B) the loss, despite the reasonable good faith efforts of DFI, of the services of up to twenty percent (20%) of the sales employees employed by DFI, of the Chief Executive Officer, Senior Vice President and Chief Financial Officer of DFI or of up to 20% of the other officers of DFI as of the date of this Agreement;
                  (iii) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;
                  (iv) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;
                  (v) "knowledge" of any person means the actual knowledge of such person after reasonable inquiry;
                  (vi) "Securities Act" means the Securities Act of 1933, as amended;
                  (vii) "DFI SEC Documents" means all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed with the SEC by DFI since December 31, 1996, and the Form S-4 as filed prior to the date of this Agreement;
                  (viii) "SYSCO SEC Documents" means all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed with the SEC by SYSCO since December 31, 1996, and the Form S-4 as filed prior to the date of this Agreement;
                  (ix) "To DFI's knowledge" means the knowledge of Mules, Houfek, and Michael S. LaRock;
                  (x) "To SYSCO's knowledge" means the knowledge of John K. Stubblefield and Robert G. Culak;
                  (xi) "Form S-4" means the registration statement on Form S-4 to be filed with the SEC by SYSCO in connection with the issuance of SYSCO Common Stock in the Merger; and
                  (xii) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         Section 8.04  Interpretation.
When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         Section 8.05  Counterparts.
This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 8.06  Entire Agreement; No Third-Party Beneficiaries.
This Agreement (including the documents and instruments referred to herein), the Escrow Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

         Section 8.07  Governing Law.
This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         Section 8.08  Assignment.
Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party; provided, however, that without the consent of DFI, Merger Sub may assign all of its respective rights, interests and obligations hereunder to any other wholly owned subsidiary of SYSCO. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 8.09  Consent to Jurisdiction.
Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the Commonwealth of Virginia or any Virginia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the Commonwealth of Virginia or a Virginia state court.

         Section 8.10  Headings.
The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.11  Severability.
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 8.12  Dispute Resolution
Notwithstanding any provision of this Agreement to the contrary, all disputes, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby shall be resolved by agreement among the parties, or, if not so resolved within forty-five (45) days following written notice of dispute given by either party hereto to the other, and if written notice of desire to arbitrate is given by either of the parties as provided below and the matter is not then otherwise resolved by the parties hereto, by resort to arbitration in accordance with Title 9 of the United States Code (the United States Arbitration Act), the Commercial Arbitration Rules, and the Optional Rules for Emergency Measures of Protection, all as amended from time to time (the "Rules") of the American Arbitration Association and the following provisions; provided, however, that the provisions of this Section shall prevail in the event of any conflict with such Rules. The parties agree that they shall use their best efforts to cause the matter to be presented to a panel of three arbitrators (at least one of whom shall have at least ten years of industry experience relating to the subject matter of the dispute) within thirty (30) days after the establishment of such panel. Such selection of arbitrators shall be made in accordance with the Rules. There shall be no discovery. Pending the arbitration hearing, any provisional remedy that would be available to a party from a court of law shall be available from the arbitration panel. The decision of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding upon the parties to the dispute, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any person who is a party to the arbitration proceeding. The costs and expenses incurred in the course of such arbitration shall be borne by the party or parties against whose favor the decisions and conclusions of the arbitration panel are rendered; provided, however, that if the arbitration panel determines that its decisions are not rendered wholly against the favor of one party or parties or the other, the arbitration panel shall be authorized to apportion such costs and expenses in the manner that it deems fair and just in light of the merits of the dispute and its resolution. The arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive or consequential damages against any party.

(Signatures on following page)

IN WITNESS WHEREOF, SYSCO, Merger Sub and DFI have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.


SYSCO:
SYSCO CORPORATION:


By: /s/  Kent R. Berke
    ------------------------
    Assistant Vice President


MERGER SUB:
SYSCO FOOD SERVICES OF EASTERN VIRGINIA, INC.


By: /s/  Kent R. Berke
    ------------------------
    Vice President


DFI:
DOUGHTIE'S FOODS, INC.:


By: /s/  Steven C. Houfek
    ----------------------
    President and CEO


Exhibits
---------

         Exhibit A         Amended Bylaws of Surviving Corporation
         Exhibit B-1       Form of Opinion of Counsel to DFI
         Exhibit B-2       Form of Opinion of Counsel to SYSCO
         Exhibit C         Form of Escrow Agreement
         Exhibit D         Form of Affiliates Agreement
         Exhibit E         Form of Non-Competition Agreement
         Exhibit F         Form of Sale/Leaseback Agreement
         Exhibit G         Form of Sale Agreement (Annex)

  [Merger Agreement Exhibits and DFI Disclosure Schedule Intentionally Omitted]